                                                                    EXHIBIT 10.1

                          CONSTRUCTION LOAN AGREEMENT
                          ---------------------------

     THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement") is made as of June 30, 1999, by and among ERIE CENTER LOFTS, INC., an Illinois corporation ("Erie"), CAPITOL HILL LOFTS, INC., an Illinois corporation ("Capitol"), SANGAMON LOFTS, INC., an Illinois corporation ("Sangamon"), MARATHON CENTER, INC., an Illinois corporation ("Marathon"; Erie, Capitol, Sangamon and Marathon are sometimes hereinafter individually referred to as "Borrower" and are sometimes hereinafter collectively referred to as "Borrowers"), each with a mailing address c/o Sundance Homes, Inc., 70 East Lake Street, Suite 1600, Chicago, Illinois 60601,
Attention: Maurice Sanderman (Fax No.: 312-793-9933), and CORUS BANK, N.A., whose address is 3959 North Lincoln Avenue, Chicago, Illinois 60613, Attention:
Michael G. Stein (Fax No.: 773-832-3540) (hereinafter referred to as "Lender").

                                R E C I T A L S

     A. Erie is the owner of fee simple title to the real estate commonly known as 435 West Erie, Chicago, Illinois, and legally described on Exhibit "A-1" attached hereto (the "Erie Tower Land"). The Erie Tower Land is improved with a partially completed twenty-four (24) story residential development consisting of, or to consist of, one hundred twenty-four (124) residential condominium units, two (2) retail condominium units, and two hundred twenty-six
(226) indoor parking spaces (the "Erie Tower Building"). The Erie Tower Land, the Erie Tower Building, the Work (as hereinafter defined) related thereto and all other Improvements (as hereinafter defined) heretofore and hereafter constructed on the Erie Tower Land, together with all systems, fixtures and equipment located on the Erie Tower Land or the Erie Tower Building to be constructed and completed in accordance with the Approved Plans, is hereinafter collectively referred to as the "Erie Tower Project").

     B. Capitol is the owner of fee simple title to the real estate commonly known as 625 West Jackson, Chicago, Illinois, and legally described on Exhibit "A-2" attached hereto (the "Capitol Land"). The Capitol Land is improved with a partially completed eight (8) story residential development consisting of, or to consist of, ninety (90) residential condominium units, two (2) retail condominium units, and thirty-seven (37) indoor parking spaces and fifty-five
(55) outdoor parking spaces (the "Capitol Building"). The Capitol Land, the Capitol Building, the Work related thereto and all other Improvements heretofore and hereafter constructed on the Capitol Land, together with all systems, fixtures and equipment located on the Capitol Land or the Capitol Building to be constructed and completed in accordance with the Approved Plans, is hereinafter collectively referred to as the "Capitol Project").

     C. Sangamon is the owner of fee simple title to the real estate commonly known as 942 West Madison, Chicago, Illinois, and legally described on Exhibit "A-3" attached hereto (the "Arthouse Land"). A portion of the Arthouse Land is improved with a partially completed four (4) story residential development consisting of twenty-six (26) residential condominium units, two (2) retail condominium units, and nineteen (19) parking spaces (the "Arthouse I Building"). A portion of the Arthouse Land, legally described on Exhibit "A-3-a"attached hereto (the "Arthouse II Parcel") is unimproved and may be used for a future residential development. The Arthouse Land, the Arthouse I Building, the Work related thereto and all other Improvements heretofore and hereafter constructed on the Arthouse Land, together with all systems, fixtures and equipment located on the Arthouse Land or the Arthouse I Building to be constructed and completed in accordance with the Approved Plans, is hereinafter collectively referred to as the "Arthouse I Project").

     D. Marathon is the owner of fee simple title to the real estate commonly known as 3232 North Halsted, Chicago, Illinois, and legally described on Exhibit "A-4" attached hereto (the "Plaza 32 Land"). Marathon is proposing to construct a residential/retail development consisting of (i) a five (5) story and (ii) a nine (9) story building, containing in the aggregate (a) one hundred thirty
(130) residential condominium units with one hundred forty-nine (149) indoor parking spaces allocated to the residential condominium units, and (b) an approximately thirty-one thousand four hundred (31,400) square foot retail development with eighty-one (81) indoor parking spaces allocated to the retail development (the "Plaza 32 Building"). The Plaza 32 Land, the Plaza 32 Building, the Work related thereto and all other Improvements heretofore and hereafter constructed on the Plaza 32 Land, together with all systems, fixtures and equipment located on the Plaza 32 Land or the Plaza 32 Building to be constructed and completed in accordance with the Approved Plans, is hereinafter collectively referred to as the "Plaza 32 Project").

     E. The estimated cost of completing the Erie Tower Project is approximately One Million Seven Hundred Seventy-Six Thousand Two Hundred Seventy-One and 31/100 Dollars ($1,776,271.31).

     F. The estimated cost of completing the Capitol Project is approximately Eight Million Two Hundred Twenty-Seven Thousand Seven Hundred Sixty-Four Dollars ($8,227,764).

     G. The estimated cost of completing the Arthouse I Project is approximately One Million Seven Hundred Forty-Eight Thousand Three Hundred Seventy-Seven and 87/100 Dollars ($1,748,377.87).

     H. The estimated cost of constructing the Plaza 32 Project is approximately Thirty-Four Million Two Hundred Ninety-Three Thousand Seventy-Four Dollars ($34,293,074), of which Twenty-Eight Million Four Hundred Forty-Two Thousand Dollars ($28,442,000) shall be funded out of the Tranche B Loan proceeds.

     I. Subject to the terms and conditions set forth herein, Lender has agreed to make the Loan (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual covenants made herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                   SECTION 1
                             RECITALS AND EXHIBITS
                             ---------------------

     1.1 Incorporation of Recitals. The Recitals and preamble are hereby incorporated in and expressly made a part of this Agreement.

     1.2 Incorporation of Exhibits. All Exhibits are incorporated in and expressly made a part of this Agreement.

                                   SECTION 2
                                  DEFINITIONS
                                  -----------

     2.1 Affiliates: With respect to an individual, any relative of such individual; and with respect to any Person, any other Person: (i) directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns any of the voting securities or capital stock of such person. A Person shall be deemed to control another Person, if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities by contract or otherwise.

     2.2  Appraisals: As defined in Section 6.20 hereof.

     2.3 Approved Budgets: The Tranche A Approved Project Budget and the Tranche B Approved Project Budget.

     2.4 Approved Leases: Any lease pertaining to any of the Projects which has been approved by Lender in its reasonable discretion. Lease approval by Lender shall be predicated upon, among other things: (i) current tenant financial information in sufficient detail to assess experience and creditworthiness of the tenant, (ii) creditworthiness of the tenant, (iii) form and content of the lease agreement including, among other things, a tenant's obligation to provide, at least annually, financial information on the condition of the tenant to Borrower, (iv) a lease term of not less than five (5) years without any right for the tenant to cancel such lease prior to the end of the fifth (5th) lease year, and (v) a minimum triple net rent or gross rent acceptable to Lender in its sole and absolute discretion.

     2.5 Approved Plans: The Tranche A Approved Plans and the Tranche B Approved Plans.

     2.6 Approved Sales Contract: Any sales contract for any Unit shall be deemed an Approved Sales Contract provided all of the following conditions are met: (i) the sales contract used in the sale of the condominium unit must be the form which has been approved by the Lender; (ii) the contract price is no less than ninety percent (90%) of the applicable Pro Forma List Price herein; (iii) sales commissions and other deductions from the sale price, including but not limited to real estate tax prorations, shall not exceed eight percent (8%) of the sale price; (iv) the sales contract must require a non-refundable earnest money deposit of at least five percent (5%) of the sale price (or such lesser percentage with respect to sales involving FHA/VHA or other applicable government sponsored financing, as approved by Lender in its reasonable discretion), and such deposit shall be either: (a) held in an account at Lender, or (b) be evidenced by a copy of the associated check, and by written confirmation from the real estate agent who holds the earnest money deposit in escrow; (v) all condominium unit buyers' contingencies in the sales contract must be waived in writing by the buyer; (vi) the sales contract (if it relates to a Unit in the Plaza 32 Project) must require a delivery date no sooner than the expected completion date of the Plaza 32 Project as determined by Lender in its sole but reasonable discretion, with a minimum ninety (90) day grace period before the Borrower is in default of such contract; and (vii) the purchaser under the sales contract must be a bona fide independent third party purchaser.

     2.7 Architects: (a) Pappageorge Haymes, Ltd. for the Erie Tower Project and the Plaza 32 Project; (b) Booth/Hansen & Associates, Ltd. for the Capitol Project; and (c) Fitzgerald Associates Architects for the Arthouse I Project.

     2.8 Architect's Contracts: The Erie Tower Architect's Contract, the Capitol Architect's Contract, the Arthouse I Architect's Contract and the Plaza 32 Architect's Contract.

     2.9 Arthouse I Architect's Contract: Agreement between Owner and Architect dated October 10, 1997 between Sangamon, as assignee of Chicago Urban Properties, Inc. and Fitzgerald Associates Architects.

     2.10  Arthouse I Building: As defined in the Recitals.

     2.11  Arthouse I Construction Contract: None.

     2.12  Arthouse Land: As defined in the Recitals.

     2.13  Arthouse I Project: As defined in the Recitals.

     2.14  Arthouse II Parcel: As defined in the Recitals.

     2.15 Blocked Account(s): An Operating Account of any Borrower established with Lender.

     2.16 Buildings: The Erie Tower Building, the Capitol Building, the Arthouse I Building and the Plaza 32 Building.

     2.17 Capitol Architect's Contract: Standard Form of Agreement between Owner and Architect dated August 21, 1997 between Capitol, as assignee of Chicago Urban Properties, Inc. and Booth/Hansen & Associates, Ltd.

     2.18  Capitol Building: As defined in the Recitals.

     2.19  Capitol Construction Contract: None.

     2.20  Capitol Land: As defined in the Recitals.

     2.21  Capitol Project: As defined in the Recitals.

     2.22 Collateral: The Projects, the Collateral CD, and any and all other property (real, personal, or intangible) in which a security interest has been granted to secure the Secured Obligations.

     2.23 Collateral CD: That certain certificate of deposit in the principal amount of Eight Hundred Thousand Dollars ($800,000) which has been pledged to and for the benefit of Lender pursuant to the terms of the Pledge Agreement, which Collateral CD may be released from such pledge in accordance with the terms of the Pledge Agreement.

     2.24 Commitment Letter: That certain loan commitment letter dated June 7, 1999, executed by Borrowers and Lender.

     2.25  Completion Date: The Maturity Date.

     2.26  Construction: As defined in Section 6.16 hereof.

     2.27 Construction Contracts: The Erie Tower Construction Contract, the Capitol Construction Contract, the Arthouse I Construction Contract and the Plaza 32 Construction Contract.

     2.28 Construction Disbursement: Disbursements made by Lender to Borrowers to pay Hard Costs and Soft Costs, excluding the Initial Disbursement.

     2.29 Construction Escrow Agreement: The Construction Escrow Agreement described in Section 5.1(p).

     2.30 Consultant: LM Consultants, Inc., who shall act solely as an advisor to Lender with respect to the Projects. Lender may elect to consider the assessments and/or opinions of Consultant, or may disregard such information.

     2.31 Contractors: The contractors under the Construction Contracts. The Contractors may not be Affiliates of Borrowers, prior to or during the term of the Loan.

     2.32 Costs: Any and all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of any in-house/outside counsel, accountants, appraisers or other professionals) incurred by Lender at any time, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement and all other Loan Documents and any agreement with any participant, including but not limited to reasonable fees of Lender's attorneys (for the purposes of this Agreement, attorney's fees shall include the fees of in-house counsel based upon an hourly rate competitive with mid-sized law firms); (ii) the preparation, negotiation and execution of any amendment or modification of this Agreement or the other Loan Documents; (iii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon the Collateral; (iv) the exercise or enforcement of any of the rights of Lender hereunder or under any other Loan Document; (v) any failure or alleged failure by Borrowers to perform or observe any of the provisions of this Agreement or any other Loan Document; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to this Agreement, the other Loan Documents, the Secured Obligations, the Collateral, Borrowers' affairs or any Affiliate's affairs;

(vii) any reasonable consultation between Lender and its accountants, attorneys or agents relating to the provisions of this Agreement or any other Loan Document and the performance by Borrowers under this Agreement or any other Loan Document; (viii) any evaluation or appraisal of the Collateral after the occurrence of an Unmatured Default, whether or not declared or thereafter cured;
(ix) any attempt to enforce any rights of Lender against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any other Loan Document; (x) performing any of the obligations (to the extent authorized under the Loan Documents) relating to or payment of any of Borrowers' obligations; (xi) amounts necessary or appropriate to protect the lien or priority of the Mortgages or of any of the other Loan Documents or to pay, settle, compromise or contest any lien or claim of lien against the Collateral or any part thereof (to the extent authorized under the Loan Documents), and
(xii) the payment or performance of any of the obligations of Borrowers set forth in this Agreement or any of the other Loan Documents, including without limitation all amounts necessary or appropriate to complete the construction of the Projects in accordance with the applicable Plans and Specifications (to the extent authorized under the Loan Documents).

     2.33 Default Interest Rate: An annual rate of interest equal to four percent (4%) above the Interest Rate then in effect under the Note.

     2.34 Disbursement: Any advance or disbursement of Loan proceeds made pursuant to this Agreement, as defined in Section 4.2.

     2.35 Environmental Laws: The definition ascribed to this term in the Environmental Indemnity Agreements (identified in Section 6.5), which definition is incorporated herein by reference.

     2.36 Erie Tower Architect's Contract: Standard Form of Agreement between Owner and Architect dated August 1, 1996 between Erie, as assignee of Chicago Urban Properties, Inc. and Pappageorge Haymes, Ltd.

     2.37  Erie Tower Building: As defined in the Recitals.

     2.38  Erie Tower Construction Contract: None.

     2.39  Erie Tower Land: As defined in the Recitals.

     2.40  Erie Tower Project: As defined in the Recitals.

     2.41  Event of Default: As defined in Section 13 hereof.

     2.42 Extras: Any labor, material, change in the Approved Plans or other item which will result in an increase in the applicable line item set forth in the applicable Approved Budget, excluding changes deemed to be Upgrades.

     2.43 Gross Sales Proceeds: The total purchase price for an individual Unit and any parking spaces sold appurtenant thereto, including Extras and Upgrades (less the actual costs of such Extras and Upgrades).

     2.44 Guarantors: Sundance Homes, Inc., an Illinois corporation, and Maurice Sanderman, together with any other Person who has agreed to guaranty payment or performance of the Secured Obligations.

     2.45 Guaranty Agreements: The Guaranty Agreements described in Section 6.4 hereof.

     2.46 Hard Costs: Any and all costs directly related to and incurred in connection with the construction of the Projects in accordance with the Approved Plans, including, without limitation, the cost of acquisition of the Land and the cost of all labor, materials and equipment incurred pursuant to the Construction Contracts and any subcontract, but excluding any fees for architectural and engineering services.

     2.47 Improvements: The Buildings including the improvements for the Buildings on site in accordance with the Approved Plans.

     2.48  Inconsequential Variances: As defined in Section 6.16(c) hereof.

     2.49 Initial Disbursement: The initial disbursement of Loan proceeds, to be made in accordance with Section 4.4, and which shall be made to pay certain Soft Costs, including, without limitation, Costs and Loan Expenses and such Hard Costs permitted hereunder.

     2.50 Initial Disbursement Date: The date of the Initial Disbursement of Loan proceeds, whether into an escrow at the direction of Borrowers or to any other Person, including, but not limited to Disbursements by Lender to itself to pay Costs or Loan Expenses.

     2.51  Insignificant Setback: As defined in Section 6.16 hereof.

     2.52  Interest Reserve: As defined in Section 4.3(a) hereof.

     2.53 Inventory: All Units which have not yet been conveyed to purchasers thereof, plus available parking spaces.

     2.54 Land: The Erie Tower Land, the Capitol Land, the Arthouse Land and the Plaza 32 Land.

     2.55 Laws: All laws, statutes, ordinances, rules, decrees, judgments, orders, and/or regulations of any kind whatsoever (including without limitation those relating to building, zoning, health, safety, life code, environmental protection, access, environmental barriers, public highway and public access) and specifically including without limitation all Environmental Laws, the Americans with Disabilities Act and similar state and local laws.

     2.56  Loan: The Tranche A Loan and the Tranche B Loan.

     2.57 Loan Documents: All documents now or hereafter executed by Borrowers evidencing or securing all or any part of the indebtedness evidenced by the Note, including, without limitation, the Commitment Letter, the Note, the Mortgages and the Guaranty

Agreements, the Pledge Agreements, and all renewals, modifications, amendments and supplements of the foregoing.

     2.58  Loan Expenses:  The Loan Expenses as defined in Section 11 hereof.

     2.59  Maturity Date:  The Maturity Date as defined in the Note.

     2.60 Maximum Disbursement Amount: Sixty-One Million One Thousand One Hundred Eighty-Nine Dollars ($61,001,189).

     2.61 Maximum Outstanding Balance: Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000).

     2.62 Modifications: Any extension, renewal, substitution, replacement, supplement, amendment or modification of any agreement, document or instrument, whether or not contemplated in the original agreement, document or instrument.

     2.63  Mortgages:  The Mortgages described in Section 6.2 hereof.

     2.64 Net Sales Proceeds: The total purchase price for an individual Unit and any parking spaces sold appurtenant thereto, including Extras and Upgrades (less the actual costs of such Extras and Upgrades), less customary independent third party broker's fees, real estate tax prorations, title and escrow charges, transfer taxes and reasonable attorneys' fees.

     2.65  Note:  The Promissory Note described in Section 6.1 hereof.

     2.66  Operating Accounts:  As defined in Section 10.21 hereof.

     2.67 Organizational Documents: Of any Person shall mean its articles of incorporation, by-laws, certificate of existence, operating agreement, shareholders' agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, or similar documents or agreements governing its management and the rights, duties and privileges of its equity owners.

     2.68 Pending Contract Price: The pending contract price for any Unit as set forth in Exhibit "E" attached hereto.

     2.69 Permits: All building, zoning, safety, health, fire, water district, sewage and environmental protection agency permits and all other permits or licenses or appraisals which are required at any time and from time to time, by any governmental authority having jurisdiction over Borrowers, the construction of the Improvements and the use, occupancy, management and/or operation of the Projects as residential and/or retail buildings.

     2.70 Permitted Exceptions: Those exceptions to title listed on Exhibit "B" attached hereto.

     2.71 Person: Any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body, or department thereof).

     2.72 Plans and Specifications: With respect to the Tranche A Projects, the Tranche A Approved Plans, and with respect to the Tranche B Project, the Preliminary Plans, if Lender has not yet accepted the Tranche B Approved Plans, and the Tranche B Approved Plans after such acceptance.

     2.73 Plaza 32 Architect's Contract: Standard Form of Agreement between Owner and Architect dated February 10, 1997 between Marathon, as assignee of Chicago Urban Properties, Inc. and Pappageorge Haymes, Ltd., as amended by Amendment to Agreement between Owner and Architect dated November 11, 1997.

     2.75  Plaza 32 Building:  As defined in the Recitals.

     2.76 Plaza 32 Construction Contract: Agreement between Owner and Contractor dated September 5, 1998 between Marathon and Paul H. Schwendener, Inc.

     2.77  Plaza 32 Land:  As defined in the Recitals.

     2.78  Plaza 32 Project:  As defined in the Recitals.

     2.79 Pledge Agreements: Those certain Pledge Agreements of even date herewith from Maurice Sanderman in favor of Lender and from each Borrower with respect to such Borrower's Operating Accounts.

     2.80 Preliminary Plans: The Preliminary Plans as defined in Section 6.18 hereof.

     2.81  Prior Covered Cost Overruns:  As defined in Section 7.6 hereof.

     2.82 Pro Forma List Prices: The pro forma list prices for the Units as set forth in Exhibit "E" attached hereto.

     2.83  Projects:  The Tranche A Projects and the Tranche B Project.

     2.84 Residential Units: Any condominium unit contained within the Projects which has been designated for use as a residential condominium unit.

     2.85 Retail Units: Any condominium unit contained within the Projects which has been designated for use as a retail condominium unit.

     2.86  Retainage(s):  As defined in Section 7.2 hereof.

     2.87  Schedule:  As defined in Section 6.16 hereof.

     2.88 Secured Obligations: The indebtedness evidenced by the Note and/or this Agreement, together with all obligations, liabilities, covenants and agreements of Borrowers and/or Guarantors to Lender arising under or relating to this Agreement and/or all other Loan

Documents, whether now existing or hereafter arising, absolute or contingent, whether contemplated herein, or in any other Loan Document or any Modification thereto or thereof.

     2.89 Soft Costs: All costs incurred or to be incurred in connection with the Projects other than Hard Costs, including, without limitation, interest on the Loan, all fees incurred in connection with the Loan and payable to Lender, commissions, appraisal fees, architectural and engineering fees, title and recording charges, special counsel fees, real estate tax and Interest Reserves, real estate taxes and special assessments becoming due and payable during the period of construction, the Loan Expenses and those costs (other than Hard Costs) set forth on the Approved Budgets.

     2.90 Subcontract(s): All written agreements pursuant to which subcontractors agree to perform various services in connection with the construction of the Improvements.

     2.91   Subordinated Debt:  As defined in Section 4.3 hereof.

     2.92   Surveys:  As defined in Section 6.10 hereof.

     2.93   Title Company:  Ticor Title Insurance Corporation.

     2.94 Title Policy: Collectively, the title policies and endorsements to be delivered pursuant to Section 6.10 hereof.

     2.95   Tranche A Approved Plans: The Tranche A Approved Plans as defined in
Section 6.18 hereof.

     2.96   Tranche B Approved Plans: The Tranche B Approved Plans as defined in
Section 6.18 hereof.

     2.97 Tranche A Approved Project Budget: The Tranche A Approved Project Budget defined in Section 6.19 hereof.

     2.98 Tranche B Approved Project Budget: The Tranche B Approved Project Budget defined in Section 6.19 hereof.

     2.99   Tranche A Loan:  As defined in Section 4.3(a) hereof.

     2.100  Tranche B Loan:  As defined in Section 4.3(b) hereof.

     2.101 Tranche A Preliminary Budget: The Tranche A Preliminary Budget as defined in Section 6.19 hereof.

     2.102 Tranche B Preliminary Budget: The Tranche B Preliminary Budget as defined in Section 6.19 hereof.

     2.103 Tranche A Projects: The Erie Tower Project, the Capitol Project and the Arthouse I Project.

     2.104  Tranche B Project:  The Plaza 32 Project.

     2.105  Units:  The Residential Units and the Retail Units.

     2.106 Unmatured Default: Any event which with the passage of time, the giving of notice or both would be an Event of Default hereunder or under any other Loan Document.

     2.107 Upgrades: Any special feature required by a purchaser of a Unit in excess of Borrower's standard unit specifications/sales package.

     2.108 Work: The labor and materials to be furnished for the construction of the Improvements.

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce Lender to execute this Agreement and to make the Loan (as more fully described in Section 4 below), Borrower represents and warrants as follows:

     3.1  Title.

          (a) Erie has good, marketable and indefeasible fee simple title to the Erie Tower Project free of all liens, claims and encumbrances, except the Permitted Exceptions applicable thereto.

          (b) Capitol has good, marketable and indefeasible fee simple title to the Capitol Project free of all liens, claims and encumbrances, except the Permitted Exceptions applicable thereto.

          (c) Sangamon has good, marketable and indefeasible fee simple title to the Arthouse I Project (including the Arthouse II Parcel) free of all liens, claims and encumbrances, except the Permitted Exceptions applicable thereto.

          (d) Marathon has good, marketable and indefeasible fee simple title to the Plaza 32 Project free of all liens, claims and encumbrances, except the Permitted Exceptions applicable thereto.

     3.2 Organization. Each Borrower (i) is an Illinois corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois and has complied with all conditions prerequisite to its doing business in the State of Illinois; (ii) has the power and authority to own its properties and to carry on its business as now being conducted; (iii) is qualified to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; and (iv) is in compliance with all Laws applicable to it. The Organizational Documents of each Borrower, copies of which have been furnished to Lender, are in full force and effect, have not been amended since the date of delivery to Lender, and are true, correct and complete copies of all documents relating to such Borrower's creation and governance.

     3.3 Projects. Subject to the terms and conditions contained in this Agreement, Borrowers intend to cause the construction of the Improvements on the Land.

     3.4 Buildings. The Buildings are or shall be as depicted on the applicable Approved Plans.

     3.5 Authority. Borrowers have full power and authority to execute and deliver this Agreement and the other Loan Documents to be executed and delivered by Borrowers pursuant to this Agreement, and to perform its obligations hereunder and thereunder. Upon the execution and delivery hereof and thereof, this Agreement and all such Loan Documents will be valid, binding upon and enforceable against Borrowers in accordance with their respective terms. The execution and delivery by Borrowers of this Agreement and the other Loan Documents to be executed and delivered by Borrowers do not and will not contravene, conflict with, violate or constitute a default under the Organizational Documents of Borrowers or any applicable Law, or the material provisions of any agreement, indenture or instrument to which any Borrower is a party, by which any Borrower or any of its property is bound, or which is binding upon or applicable to the Projects or any portion thereof.

     3.6 Litigation. There is no condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending nor, to Borrowers' knowledge, threatened: (i) materially and adversely affecting any Borrower, any Project or the use or operation thereof, or (ii) which would prevent any Borrower from complying with or performing its respective obligations under this Agreement, the Note or any of the other Loan Documents within the time limits set forth therein for such compliance or performance, and no basis for any such matter exists, or (iii) which would prevent any Borrower from owning, managing, or leasing its Project as a residential and/or retail building.

     3.7 Utilities. The Buildings have, or upon completion of the Work, will have all utilities necessary for the construction, use, and occupancy thereof as the Buildings described in the Plans and Specifications. All requirements for unrestricted use of all such utilities have been (or upon completion shall be) fulfilled.

     3.8 Permits and Licenses. All Permits which are required by any governmental authority for the construction of the Improvements and the use, occupancy and operation of the Projects as residential and/or retail projects will be obtained and maintained in full force and effect by Borrowers when and as required by such governmental authority.

     3.9 Financial Statements. All financial statements submitted to Lender relating to Borrowers, the Projects and Guarantors, are true and correct in all material respects, fairly present the financial condition of the person or entity to which they pertain and the other information therein described, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement. No adverse change has occurred in the financial condition of Borrowers, the Projects or, to Borrowers' knowledge, Guarantors, since the dates of said financial statements.

     3.10 Compliance with Laws. The Projects do not, and upon completion of the construction of the Improvements the use, occupancy and operation thereof will not, violate (a) any Laws applicable to the Projects, the Projects' construction, use, occupancy or operation, or (b) any material provisions of contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record. Neither Borrowers nor any agent of Borrowers has received any notice, written or otherwise, alleging any such violation. Upon completion of the construction of the Improvements in accordance with the Plans and Specifications, the Projects will be in full compliance with all then applicable zoning requirements, including, without limitation, those relating to setbacks, height, parking, floor area ratio and percentage of land coverage and will be in accordance with any and all Permits. Except to the extent provided in the Permitted Exceptions, no right to any off-site facilities is necessary to insure compliance by the Projects with all environmental protection, public highway, water use, zoning, building, fire, health, safety or similar statutes, laws, ordinances, codes, rules, regulations, orders and decrees.

     3.11 Construction Contracts.

          (a) With respect to the Tranche A Projects, each Borrower, as owner, and the applicable Contractor have entered into a Construction Contract pursuant to which such Contractor will construct the applicable Project. Borrowers have delivered to Lender, and Lender has approved, true, complete and correct certified copies of the Construction Contracts related to the Tranche A Projects. The Construction Contracts related to the Tranche A Projects are in full force and effect, have not been amended and no default exists thereunder by any party thereto.

          (b) With respect to the Tranche B Project, Marathon, as owner, and the Contractor for the Plaza 32 Project have entered into the Plaza 32 Construction Contract pursuant to which such Contractor will construct the Plaza 32 Project. Marathon has delivered to Lender for its review and approval, a true, complete and correct certified copy of the Plaza 32 Construction Contract. The Plaza 32 Construction Contract is in full force and effect, has not been amended and no default exists thereunder by any party thereto. If Lender elects, in its sole discretion, to make the Initial Disbursement without approving and accepting the final Plaza 32 Construction Contact, then, prior to any Construction Disbursement related to the Plaza 32 Project or additional Disbursements hereunder related to the Plaza 32 Project, Marathon shall cause to be prepared and delivered to Lender for Lender's review and approval, which approval may be withheld in Lender's sole discretion, a guaranteed maximum or fixed price construction contract with an independent third party Contractor in form and amount acceptable to Lender in its sole and absolute discretion, with the applicable Contractor. Lender's approval of the Plaza 32 Construction Contract shall be evidenced by a letter from Lender to Borrowers.

          (c) The Construction Contracts (including the Plaza 32 Construction Contract once it has been approved by Lender) will not be amended or modified in any material respect without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion.

     3.12 Architect's Contracts.

          (a) With respect to the Tranche A Projects, each Borrower, as owner, and the applicable Architect have entered into an Architect's Contract pursuant to which such Architect has agreed to perform architectural services in connection with the design and construction of the Improvements related to the Tranche A Projects. Borrowers have delivered to Lender, and Lender has approved, true, complete and correct certified copies of the Architect's Contracts related to the Tranche A Projects. The Architect's Contracts related to the Tranche A Projects are in full force and effect, have not been amended and no default exists thereunder by any party thereto.

          (b) With respect to the Tranche B Project, Marathon, as owner, and the Architect for the Plaza 32 Project have entered into an Architect's Contract pursuant to which such Architect has agreed to perform architectural services in connection with the design and construction of the Improvements related to the Tranche B Project. Marathon has delivered to Lender for its approval, a true, complete and correct certified copy of the Plaza 32 Architect's Contract. The Plaza 32 Architect's Contract is in full force and effect, has not been amended and no default exists thereunder by any party thereto. If Lender elects, in its sole discretion, to make the Initial Disbursement without approving and accepting the final Plaza 32 Architect's Contract, then, prior to any Construction Disbursement related to the Plaza 32 Project or additional Disbursements hereunder related to the Plaza 32 Project, Marathon shall cause to be prepared and delivered to Lender for Lender's review and approval, which approval may be withheld in Lender's sole discretion, an architect's contract with applicable Architect. Lender's approval of the Plaza 32 Architect's Contract shall be evidenced by a letter from Lender to Borrowers.

          (c) The Architect's Contracts (including the Plaza 32 Architect's Contract once it has been approved by Lender) will not be amended or modified in any material respect without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion.

     3.13  Subcontracts.

          (a) Borrowers shall provide Lender with a schedule setting forth all contracts, purchase orders or agreements entered into by any Borrower (other than the Architects' Contracts and the Construction Contracts) with respect to the Land, the Improvements, the Projects (or any portion thereof) and the development, construction, operation, maintenance, management, leasing or transfer thereof. Such schedule may be in the form of a Sworn Owner's Statement, if such form accurately sets forth the information required pursuant to this Section 3.13(a). Except as disclosed in Sections 3.11 and 3.12 and as set forth on any schedule submitted pursuant to this subsection, Borrowers have not entered as of the date hereof, and will not enter, into any contracts with Contractors, Architects or any other contractors, subcontractors or other parties for the performance of services in connection with the construction of, or with respect to, the Projects or for the operation, maintenance, management, leasing or transfer of the Projects or any portion thereof.

          (b) The Contractors will enter into the Subcontracts using their form contracts, which form contracts shall provide that the subcontractors will recognize and perform under such Subcontracts for Borrowers, as owner, and their successors and assigns in the event of default by the Contractor under the Subcontract or the applicable

     Construction Contract. All subcontractors and materialmen shall be acceptable to Lender in Lender's sole discretion. Borrowers will provide trade references and current financial information for each and every subcontractor or materialman, if requested by Lender.

          (c) Upon Lender's request, Borrowers shall provide Lender with a complete schedule of: (i) all contracts, purchase orders, Subcontracts and agreements entered into by Contractors in connection with the Land, the Improvements and the Projects, (ii) the amount of the contract, (iii) a detailed description of the Work to be performed, (iv) any contract amount paid prior to the Initial Disbursement Date, (v) the name of all materialmen by whom materials will be furnished to the Contractors, (vi) the amounts due or to become due for each materialman, (vii) information identifying the performance bond obtained or to be obtained by such Subcontractor, and (viii) a description of all Work or materials for which Subcontracts have not yet been let. Such schedule may be in the form of the Contractor's Sworn Statement, if such form accurately sets forth the information required pursuant to this Section 3.13.

     3.14 UCC Financing Statements. There shall be no UCC financing statements in effect which pertain to any rights in any personal property or fixtures now or hereafter situated on the Projects, as to any personal property or fixtures owned by Borrowers, other than those filed and recorded or to be filed or recorded by Lender.

     3.15 Single Purpose Entity. At all times during the term of this Agreement, Borrowers represent, warrant, covenant and agree to ensure at all times that each Borrower operates and maintains its status as an independent entity, separate and distinct from all other entities, that:

          (a) each Borrower shall own no property or assets, other than the portion of the Land owned by such Borrower, the Improvements thereon, leases thereof, contract rights relating thereto, and other personal and intangible property used or useful solely in connection with the portion of the Project owned by such Borrower;

          (b) Borrowers shall not enter into any agreement to provide services to any third party;

          (c) Borrowers' Organizational Documents shall limit its purpose to owning, operating, managing, improving, leasing, selling, mortgaging, financing, refinancing and maintaining the Projects and other lawful activities incidental thereto; provided that in the event Borrowers' Organizational Documents do not so provide, Borrowers shall have thirty
     (30) days following the Initial Disbursement to so modify Borrowers' Organizational Documents;

          (d) Borrowers shall not engage in any business or activity other than the acquisition, construction, ownership, operation or maintenance of the Projects, and other lawful activities incidental thereto;

          (e) Borrowers shall not acquire or own any material asset other than the Projects and incidental personal property as may be necessary for the operation of the Projects;

          (f) Borrowers shall not merge into or consolidate with any Person or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

          (g) Borrowers shall not own any subsidiary or make any investment in or acquire the obligations or securities of any other Person;

          (h) Borrowers shall not co-mingle its assets with the assets of any other Person;

          (i) Borrowers shall not fail to pay its debts and liabilities from its own assets or funds available from the Loan;

          (j) Borrowers shall not fail to correct any known misunderstandings regarding the separate identity of its member or managers;

          (k) Borrowers shall not hold itself out to be responsible for the debts of another Person;

          (l) Borrowers shall maintain books and records and bank accounts separate from those of any other Person;

          (m) Borrowers shall maintain its assets in such a manner that is not costly or difficult to segregate, identify or ascertain such assets;

          (n) Borrowers shall hold regular entity meetings, as appropriate, to conduct its business and observe all other appropriate entity formalities;

          (o) Borrowers shall hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

          (p) Borrowers shall prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

          (q) Borrowers shall allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; and

          (r) Borrowers shall not assume, guarantee, or pay the debts or obligations of any other Person.

     3.16 Hazardous Material. Borrowers represent, warrant and covenant that, to the best of their knowledge and after due inquiry, the Projects are in compliance with all Environmental

Laws; that there are no conditions existing currently during the term of the Note that require or are likely to require cleanup, removal or other remedial action pursuant to any Environmental Laws; that Borrowers are not a party to any litigation or administrative proceeding contemplated or threatened which would assert or allege any violation of any Environmental Laws; that neither the Projects nor Borrowers are subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws; and that no permits or licenses are required under any Environmental Laws regarding the Projects. Borrowers covenant and agree to comply with all applicable Environmental Laws; to provide to Lender immediately upon receipt copies of any correspondence, notice, pleading, citation, indictment, complaint, order or other document received by any Borrower asserting or alleging a circumstance or condition that requires or may require a cleanup, removal or other remedial action under any Environmental Laws, or that seeks criminal or punitive penalties for an alleged violation of any Environmental Laws; and to advise Lender in writing as soon as such Borrower becomes aware of any condition or circumstance which makes any of the representations or statements contained in this Section 3.16 incomplete or inaccurate. In the event Lender determines in its reasonable discretion that there is any evidence that any such circumstance might exist, whether or not described in any communication or notice to either Borrowers or Lender, Borrowers agree, at their own expense and at the request of Lender, to permit an environmental audit to be conducted by Lender or an independent agent selected by Lender. This provision shall not relieve Borrowers from conducting their own environmental audits or taking any other steps necessary to comply with any Environmental Laws. If, in the reasonable opinion of Lender, there exists any uncorrected violation by any Borrower of an Environmental Law or any condition which requires or may require any cleanup, removal or other remedial action under any Environmental Laws, and such cleanup, removal or other remedial action is not completed within sixty (60) days from the date of written notice from Lender to Borrowers, the same shall, at the option of Lender, constitute a default hereunder, without further notice or cure period.

     3.17 Continuation of Representations and Warranties. All representations and warranties which have been made by Borrowers shall be true at and as of the time of each Disbursement of the Loan except as Borrowers may advise Lender in writing from time to time and as may be acceptable to Lender.

                                  SECTION 4
                            AGREEMENT TO LOAN
                            ------------------

     4.1 Agreement to Make Loan. Lender agrees to lend to Borrowers and Borrowers agree to borrow from Lender the Loan, to be used only for the refinance of existing third party indebtedness, and for the construction of the Improvements, upon the terms and provisions and subject to the conditions contained in this Agreement and the Note.

     4.2 Loan Disbursement. Lender's agreement to make the Loan is made by Lender in reliance upon the representations, warranties and agreements contained herein and upon the documents, exhibits, schedules and other information furnished by Borrowers to Lender in connection with this Agreement. Subject to and upon the terms and conditions set forth in this Agreement, Lender agrees to lend to Borrowers, from time to time such sums as may be requested by Borrowers, the total of which shall neither exceed at any one time the Maximum Outstanding Balance of Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) nor shall the total amount disbursed under the Loan exceed the Maximum Disbursement Amount of Sixty-One Million One Thousand One Hundred Eighty-Nine Dollars ($61,001,189). In this Agreement, all loans and disbursements made by Lender pursuant to this Agreement are collectively called the Loan, and each disbursement made by Lender is herein called a "Disbursement". It is contemplated that the Loan will be disbursed in a series of Disbursements as construction progresses in compliance with the terms and conditions set forth below.

     4.3 Allocation of Loan Proceeds. The Proceeds of the Loan shall be disbursed as follows:

          (a) Tranche A Loan. The Tranche A Loan (the "Tranche A Loan") shall include a portion of the Maximum Disbursement Amount of Thirty-One Million Six Hundred Twenty-Three Thousand Dollars ($31,623,000), to be disbursed as follows:

               (i) Nineteen Million Two Hundred Seven Thousand Eight Hundred Fifty Dollars ($19,207,850): to payoff all remaining debt to LaSalle National Bank (after the sale of Sundance Homes, Inc.'s suburban assets to Centex Homes, a Nevada general partnership, with the remainder (up to a maximum amount of Five Million Dollars ($5,000,000)) available to pay down a portion of the approximately Six Million Six Hundred Ninety-Three Thousand Dollars ($6,693,000) in subordinated debt (the "Subordinated Debt") owed by Borrowers to Maurice Sanderman.

               (ii) One Million Seven Hundred Seventy-Six Thousand Two Hundred Seventy-One and 31/100 Dollars ($1,776,271.31): to fund all remaining actually incurred hard and Soft Costs of the Erie Tower Project as approved by Lender from time to time in accordance with the Tranche A Approved Project Budget.

               (iii) One Million Seven Hundred Forty-Eight Thousand Three Hundred Seventy-Seven and 87/100 Dollars ($1,748,377.87): to fund all remaining actually incurred hard and Soft Costs of the Arthouse I Project as approved by Lender from time to time in accordance with the Tranche A Approved Project Budget.

               (iv) Eight Million Two Hundred Twenty-Seven Thousand Seven Hundred Sixty-Four Dollars ($8,227,764): to be used to fund all remaining actually incurred Hard and Soft Costs of the Capitol Hill Project as approved by Lender from time to time in accordance with the Tranche A Approved Project Budget.

               (v) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000): to be used to fund the commitment fee and closing fee specified in Section 11 hereof, and the interest reserve for the Tranche A Loan and the Tranche B Loan (the "Interest Reserve").

          (b) Tranche B Loan. The Tranche B Loan (the "Tranche B Loan") shall include a portion of the Maximum Disbursement Amount of Twenty-Eight Million Four Hundred Forty-Two Thousand Dollars ($28,442,000): to be used to completely fund the actually incurred Hard and Soft Costs of the Tranche B Project as approved by Lender from time to time in accordance with the Tranche B Approved Project Budget.

          (c) The proceeds of the Tranche A Loan allocated to the Tranche A Projects, as further specified in the Tranche A Approved Project Budget, shall be reduced accordingly if project costs for a Project are less than those estimated in the Tranche A Approved Project Budget. The Tranche B Loan shall be reduced accordingly if the Tranche B Project costs are less than those estimated in the Tranche B Approved Project Budget. Any reductions pursuant to the preceding sentences resulting from cost savings in hard cost line items for any of the Tranche A Projects may be reallocated to fund hard costs line items for any of the other Tranche A Projects.

          (d) Notwithstanding the allocations set forth above, it is expressly understood that the Loan is a revolving credit facility which shall not exceed at any one time, the Maximum Outstanding Balance of Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000).

     4.4 Initial Disbursement. In Lender's sole discretion, the Initial Disbursement may be made on the date hereof to be utilized by Borrowers solely for the purpose of paying certain Loan Expenses, Costs and to pay off the outstanding portion of Borrowers' existing third party indebtedness related to the Projects, all as more fully described in the Tranche A Approved Project Budget and the Tranche B Approved Project Budget. Further, a portion of the Initial Disbursement in the amount of Eight Hundred Thousand Dollars ($800,000) may be used by Borrowers for the purpose of paying to Maurice Sanderman a portion of the Subordinated Debt owed by Borrowers to Maurice Sanderman, provided no further portion of the Subordinated Debt may be repaid to Maurice Sanderman until Lender has released its security interest in the Collateral CD in accordance with the terms of the Pledge Agreement. The balance of the Loan will be available for disbursement from time to time upon completion of each portion of the construction in accordance with the terms of this Agreement. Unless otherwise determined by Lender in Lender's sole discretion, all subsequent Disbursements will be made through an escrow account established with the Title Company pursuant to the Construction Escrow Agreement or other documentation satisfactory in form and substance to Lender, all of the expenses of which will be paid by Borrowers.

     4.5 Subsequent Disbursements. Disbursements of the Loan after the Initial Disbursement will be made periodically by Lender upon satisfaction of the conditions precedent set forth in Section 5.1 and in accordance with the provisions of this Agreement. Borrowers hereby covenant that all conditions precedent to the first Construction Disbursement for the Plaza 32 Project shall be satisfied and first Construction Disbursement for the Plaza 32 Project shall occur on or before October 1, 1999.

     4.6 Loan Purpose. Borrowers acknowledge and agree that the Loan is a business loan and is extended solely and exclusively for the purposes of providing financing for the Projects, subject to the terms and conditions of this Agreement and for no other purpose whatsoever.

                                   SECTION 5
                      CONDITIONS PRECEDENT TO DISBURSEMENT
                      ------------------------------------

     5.1 Conditions to Disbursement. The obligation of Lender to make the Initial Disbursement and each subsequent Disbursement of proceeds of the Loan shall be conditioned upon and subject to the payment to Lender of all amounts owed to Lender hereunder and the satisfaction of all of the conditions set forth in this Section 5.1 on or before the Initial Disbursement and on the date of each subsequent Disbursement. Lender may temporarily waive one or more of the following conditions precedent. Notwithstanding such waiver, Lender may require that all applicable conditions be complied with prior to any Construction Disbursement or additional Disbursements, as well as the continuing satisfaction of all requirements hereunder at all times thereafter.

          a.  The Loan shall not be "Out of Balance", as determined under
     Section 7.3 below.

          b. All representations and warranties of Borrowers contained in this Agreement and in all of the other Loan Documents shall be true in all material respects as of the date of such Disbursement.

          c. Borrowers shall have performed all of its material obligations under all Loan Documents (including, without limitation, the Commitment Letter) which are required to be performed on or prior to the date of such Disbursement.

          d. No Event of Default or Unmatured Default shall have occurred and be continuing.

          e. There shall be no material adverse change in the financial condition of Borrowers, the Projects or Guarantors from that reflected in the financial statements of Borrowers, the Projects or Guarantors, respectively, heretofore furnished to Lender or furnished to Lender from time to time in accordance with Section 10.10.

          f. There shall be no material adverse change in the condition of any of the Projects.

          g. There shall be no pending or threatened litigation known to Borrowers, or their counsel, against any Borrower, any Guarantor or any Project, the determination of which shall have a material adverse effect on any Borrower, Guarantor or any Project.

          h. Neither the Projects nor any part thereof shall have suffered any casualty or be subject to any existing or threatened condemnation or taking by eminent domain proceeding or otherwise.

          i. Lender shall have received evidence satisfactory to it that the Projects are in compliance with all Laws (including Environmental Laws and the Americans with Disabilities Act, as amended), and that there are no conditions existing currently or likely to exist during the term of the Loan that require or are likely to require clean-up, removal or other remedial action pursuant to any Environmental Laws which are not the subject of costs contained in the Approved Budgets.

          j. Lender shall have received an inspection report from the Consultant certifying as to the percentages of completion of the components of the Work and setting forth the amount authorized for disbursement and such other matters as Lender may require (including compliance with the Approved Plans). Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that any and all inspections of the Work made by Lender, the Consultant or their respective agents and employees shall be solely for Lender's own information and shall not be deemed to have been made for or on account of Borrowers or any other party. Borrowers hereby relieve Lender of any and all liability or responsibility relating in any way whatsoever to the construction of the Projects, including, without limitation, the Work and any errors, inconsistencies or other defects in the Plans and Specifications.

          k. Borrowers shall have delivered to Lender evidence reasonably satisfactory to Lender: (i) that each Project, when completed substantially in accordance with the Plans and Specifications applicable to such Project, and the intended use of the applicable Project shall be in full compliance with all applicable Laws; and (ii) that all Permits necessary for construction and completion of that portion of the Work the payment for which such Disbursement is being requested have been issued and are in full force and effect.

          l. Lender shall have received from each of the Architects a certificate stating that the applicable Project, when completed in accordance with the Plans and Specifications, and the contemplated use thereof will be in full compliance with all applicable zoning laws and ordinances. Borrowers shall also provide Lender with such other evidence, satisfactory to Lender in its sole discretion, that the applicable Project, when completed, will be in compliance with all zoning requirements and that all required zoning approvals have been obtained.

          m. Borrowers shall have provided Lender with evidence that the Projects will have an adequate water supply, fire protection, storm and sanitary sewage disposal, gas and electricity and that agreements have been made with local authorities for the installation and construction of the aforesaid utilities.

          n. (i) With respect to the initial disbursement of the Tranche A Loan, Lender shall have accepted the Tranche A Approved Plans and the Tranche A Approved Project Budget; provided, however, that after Lender's acceptance of the Tranche A Approved Plans and the Tranche A Approved Project Budget, Lender shall only require delivery to and approval by Lender of (A) Borrowers' certification that the Tranche A Approved Plans and the Tranche A Approved Project Budget remain unmodified, unamended and in full force and effect, other than change orders either previously approved by Lender or those then being submitted to Lender for approval pursuant to this Section 5.1(n), and/or (B) any proposed changes in the Tranche A Approved Plans. The parties hereto acknowledge and agree that the decision of Lender with respect to any requested changes therein shall be final and binding upon all parties hereto. Except as expressly permitted hereunder, Borrowers shall not amend or modify the Tranche A Approved Plans, or the Tranche A Approved Project Budget, without the prior written consent of Lender, which consent may be withheld in Lender's sole and exclusive discretion.

               (ii) With respect to the initial disbursement of the Tranche B Loan, Lender shall have accepted the Tranche B Approved Plans and the Tranche B Approved Project Budget; provided, however, that after Lender's acceptance of the Tranche B Approved Plans and the Tranche B Approved Project Budget, Lender shall only require delivery to and approval by Lender of (A) Borrowers' certification that the Tranche B Approved Plans and the Tranche B Approved Project Budget remain unmodified, unamended and in full force and effect, other than change orders either previously approved by Lender or those then being submitted to Lender for approval pursuant to this Section 5.1(n), and/or (B) any proposed changes in the Tranche B Approved Plans. The parties hereto acknowledge and agree that the decision of Lender with respect to any requested changes therein shall be final and binding upon all parties hereto. Except as expressly permitted hereunder, Borrowers shall not amend or modify the Tranche B Approved Plans, or the Tranche B Approved Project Budget, without the prior written consent of Lender, which consent may be withheld in Lender's sole and exclusive discretion.

          o. With respect to the initial disbursement of the Tranche B Loan, Lender shall have received and approved a fully executed copy of the Plaza 32 Construction Contract and the Plaza 32 Architect's Contract and all Subcontracts in accordance with the provisions of Sections 3.11, 3.12 and
     3.13. No changes may be made in any of the Construction Contracts, including, without limitation, changes in the amount of money to be expended during the construction of the Projects, without Lender's prior written approval. Any Contractor's fee specified in the Construction Contract related to the Tranche B Project shall be disbursed in accordance with the terms of such Construction Contract, subject to Lender's reasonable approval of such fees.

          p. Borrowers, Contractor, Lender and Title Company shall have executed a construction escrow agreement (the "Construction Escrow Agreement") pursuant to which all Disbursements shall be funded directly to the Architect, Contractor or Subcontractors (if applicable) in form and content acceptable to Lender. Lender, at its sole option, may require Borrowers to execute four (4) separate Construction Escrow Agreements to be executed, one such Construction Escrow Agreement for each of the Projects.

          q. Borrowers shall deliver to the Lender, prior to the disbursement of any monies, copies of an executed AIA Standard Contract for each subcontractor along with a Sworn Contractor's Statement which discloses the names of each subcontractor and the amount of their contract along with a description of the Work to be performed as well as any contract amounts previously paid, the name of all materialmen by whom materials will be furnished to Contractors along with amounts due for each materialman and a description of the amounts to be provided. At the Lender's request, Borrowers shall furnish trade references and current financial information for each subcontractor.

          r. With respect to disbursements of proceeds of the Tranche A Loan, all of the Tranche A Projects must be free and clear of all liens; and with respect to disbursements of proceeds of the Tranche B Loan, the Tranche B Project must be free and clear of all liens and Borrowers shall have invested no less than Five Million Seven Hundred Thousand Dollars ($5,700,000) of Borrowers' equity into the acquisition or construction of the Plaza 32 Project, which investment shall not be reimbursed out of Loan proceeds. Borrowers' equity contribution with respect to the Tranche B Project shall be contributed prior to the initial disbursement of proceeds of the Tranche B Loan. Loan proceeds shall in no event be used to reduce Borrowers' or Guarantors' cash equity contribution.

          s. Sundance Homes, Inc., an Illinois corporation, has sold all of its suburban assets to Centex Homes, a Nevada general partnership, and after such date its post-sale balance sheet shall conform, in all material respects, with the balance sheet attached to the Commitment Letter as Exhibit D.

          t. With respect to the initial disbursement of the Tranche B Loan, construction of the Plaza 32 Project shall have commenced on or before the date ninety (90) days following the date hereof.

     5.2 Commencement Date of Construction. Borrower's acknowledge that the Tranche A Projects are currently under construction. The obligation of Lender to make any Disbursement under the Tranche B Loan, of proceeds of the Loan shall be conditioned upon and subject to Borrowers satisfying all conditions precedent to the initial Construction Disbursement related to the Plaza 32 Project on or before October 1, 1999.

     5.3 Completion Date of Construction. Borrowers shall complete the Projects according to the Approved Plans no later than the Completion Date. If the Projects are not completed according to the terms of this Section 5.3, Lender may declare an Event of Default hereunder.

     5.4 Lender's Verification. Lender may at any time take such action as it reasonably deems appropriate to verify that the conditions precedent to each Disbursement have been satisfied, including, without limitation, verification of the amounts due under each Subcontract. Borrowers agree to cooperate with Lender in any such action. If, in the course of any such verification, any amount shown on any Subcontract, application for payment, sworn statement or waiver of lien is subject to possible discrepancy, such discrepancy shall be resolved by Borrowers to Lender's satisfaction.

     5.5 Continuing Compliance with Conditions. In the event any of the conditions set forth in Section 5.1 are not satisfied in a manner acceptable to Lender on or prior to the dates set forth for the satisfaction thereof in said Section or in the event Lender reasonably determines that the condition set forth in Section 5.3 will not be satisfied, and after the expiration of any applicable cure periods, at the option of Lender, the obligation of Lender to make any further

Disbursements of proceeds of the Loan shall terminate. In the event Lender exercises its right to terminate its obligations to make Disbursements of proceeds of the Loan in accordance with this Section 5.5, any and all of the outstanding principal balance of the Loan previously disbursed, together with all accrued and unpaid interest thereon, shall become immediately due and payable to Lender, Lender shall not be required to refund any Loan fees previously paid, and, in addition thereto, upon demand by Lender, Borrowers shall reimburse Lender for the Costs and Loan Expenses which Borrowers are required to pay pursuant to the terms hereof. The foregoing shall in no way limit any other remedies which Lender may have against Borrowers for damages incurred by Lender.

                                   SECTION 6
                                 LOAN DOCUMENTS
                                 --------------

     Unless waived in writing by Lender, Borrowers shall execute and deliver to Lender prior to the Initial Disbursement (or at such other time as may be set forth in this Section 6) the following documents required to be executed by Borrowers, and will cause to be executed and delivered to Lender the following documents required to be executed by others, all of which documents shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lender.

     6.1 Note. A Promissory Note (the "Note") executed by Borrowers payable to the order of Lender in the principal amount of Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000).

     6.2 Mortgages. A Construction Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statement from each of the Borrowers (collectively, the "Mortgages"), creating a first lien on the portion of the Projects owned by such Borrower in favor of Lender, executed by the applicable Borrower and securing the payment of the Note and the satisfaction of all of the obligations of Borrowers in connection therewith and subject only to the applicable Permitted Exceptions.

     6.3 Security Agreements. A Security Agreement, together with the Uniform Commercial Code Financing Statement to be filed with the Secretary of State of Illinois (collectively, the "Security Agreements") executed by each Borrower granting a security interest in the Collateral (as such term is defined in the Security Agreements) owned by each such Borrower and all of Borrowers' present and hereafter-acquired right, title and interest in and to the Collateral, as further described in the Security Agreements.

     6.4 Guaranty Agreements. Guaranty Agreement and Completion Guaranty and Agreement executed by Sundance Homes, Inc., an Illinois corporation, and Limited Guaranty Agreement executed by Maurice Sanderman (collectively, the "Guaranty Agreements"), guarantying all amounts owed to Lender under the Note and the completion of the Projects (except as expressly limited therein), this Agreement and the other Loan Documents, as further described in the Guaranty Agreements.

     6.5 Environmental Indemnity Agreements. Environmental Indemnity Agreements pertaining to the Projects from each of the Borrowers and Guarantors in form and substance satisfactory to Lender.

     6.6 Blocked Account Pledge Agreements. Blocked Account Pledge Agreements from each of the Borrowers in form and substance satisfactory to Lender.

     6.7 Pledge Agreement. Pledge Agreement from Maurice Sanderman in form and substance satisfactory to Lender.

     6.8 Building Permits. All Permits relating to construction of the Projects which are necessary to have been issued prior to or on the date of the applicable Disbursement or which relate to Work to be paid for from such Disbursement. Borrowers shall provide Lender with copies of all Permits within five (5) days after the issuance thereof.

     6.9 Collateral Assignments of Construction Documents. First collateral assignments of the Construction Contracts, Architect's Contracts, the Subcontracts, the Plans and Specifications and all permits, licenses, consents, authorizations and utility installation and service agreements required for the construction, use and operation of the Projects, executed by each of the Borrowers, together with consent by the Contractors and Architects, as applicable, to said collateral assignments.

     6.10 Surveys. Existing ALTA plats of survey of the Land comprising each of the Projects (the "Surveys") certified to Lender and the Title Company, including, without limitation, (i) the legal description of the applicable Project; (ii) dimensions and locations of buildings, fences, and other improvements; (iii) locations of all visible or recorded easements (and recording numbers, to the extent recorded) water courses, drains, sewers, utility lines, public and private roads (including the names and widths thereof and recording numbers for the dedications thereof); (iv) if the applicable Land comprises more than one parcel, interior lines and other data sufficient to insure contiguity; (v) if the applicable Land is located in a flood plain; (vi) the locations of all adjoining streets and parking areas, and (vii) such additional information which may be reasonably required by Lender or the Title Insurer. The Surveys shall be certified to Borrowers, Lender and the Title Company.

     6.11 Insurance Policies. Borrowers shall deliver evidence of insurance to Lender at least four business days prior to the Initial Disbursement, and maintain in full force for the duration of the Loan term, appropriate insurance policies from an insurance company acceptable to Lender. All property certificates and policies shall name Corus Bank, N.A., its successors and/or assigns as Mortgagee and Loss Payee, and the Title Holders of record, as Named Insured. All liability certificates and policies shall name Corus Bank, N.A., its successors and/or assigns as Additional Insured. Insurance coverages for the Projects shall include, but not be limited to:

          (a) Builder's risk maintenance covering the full insurable value of the Work in place on the Improvements from time to time during all states of construction. Prior to the Initial Disbursement, a certificate of insurance must be provided to Lender in an amount not less than the full insurable value of the Work in place on the Improvements as of said date, and coverage for delayed income. Thereafter Borrowers shall deliver to

     Lender every three (3) months, insurance policies, or certificates of insurance, evidencing increases in the total dollar coverage based upon additional Work in place on the Improvements.

          (b) Worker's Compensation and General Liability Insurance (including contractual liability) carried during the course of construction, with liability limits for death or injury to persons of not less than Five Million Dollars ($5,000,000) and to property of not less than Five Million Dollars ($5,000,000).

          (c) Each Contractor will maintain insurance for casualty losses concerning the Land including Worker's Compensation, Structural Work Act and General Liability Insurance with coverage in amounts acceptable to Lender.

          (d) Such other insurance Lender reasonably requires covering the Projects and the Land.

     Upon completion of construction of each of the Projects, Borrowers must provide Lender with an all risks and extended coverage policy in the amount equal to the full replacement value of all Improvements or the amount of the loan, whichever is greater, with liability coverage of at least Five Million Dollars ($5,000,000), in addition to such other terms and coverages required by Lender in its sole but reasonable discretion.

     Each policy shall state that no cancellation thereof shall be effective without thirty (30) days prior written notice to Lender. Borrowers shall provide original, certified copies of corresponding insurance policies within sixty (60) days of the Initial Disbursement. Borrowers' failure to provide copies of policies as aforesaid shall be considered an Event of Default hereunder.

     Notwithstanding the provisions of Section 15.21 below, Borrower and Lender agree that with respect to this Section 6.11, in the event of any inconsistency between the terms of this Agreement and the terms of the Commitment Letter, the terms of the Commitment Letter shall control.

     6.12 Title Insurance. ALTA Form Construction Loan Policies of Title Insurance issued by the Title Company in the aggregate amount of Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) covering the Projects and insuring that the Mortgage related to the applicable Project will be a first priority lien upon fee simple title to the applicable Project to the extent of advances made from time to time hereunder or under the Note or any of the other Loan Documents, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions, and containing such endorsements as may be reasonably required by Lender.

     6.13 Title Clearance Documents. Upon Lender's request, copies of such documents, if any, as Borrowers have provided the Title Company in connection with the issuance of the Title Policy.

     6.14 Recorded Documents. Copies of all recorded documents described in the Title Policy.

     6.15 Construction Documents. Copies of the Construction Contracts, any Subcontracts requested in accordance with Section 3.13, the form of Subcontract to be used by each Contractor, and all Permits necessary for construction, completion and operation of the Projects (except those Permits which by their nature cannot be obtained until further completion of the Work), all of which Permits shall be unconditional.

     6.16 Construction Schedules. Borrowers shall submit a detailed schedule for the completion of the construction of the Projects, including, without limitation, a trade-by-trade breakdown of the estimated periods of commencement and completion of the Work, a copy of which is attached hereto as Exhibit "F". Lender's approval of the preliminary schedule shall not be unreasonably withheld and shall be evidenced by Lender's execution of Exhibit "F". The schedule, as approved by Lender (as the same may be modified from time to time in accordance with this Agreement) is referred to herein as the "Schedule". The Schedule provides that the Work will be fully completed on or before the Completion Date. In the event that Work on the Projects is not proceeding in accordance with and is behind the Schedule, Borrowers shall immediately submit to Lender for its approval or disapproval a revised Schedule; provided that so long as the Projects are less than thirty (30) days behind schedule and Borrowers reasonably anticipate that the Projects will nevertheless be completed by the Completion Date (an "Insignificant Setback"), Borrowers shall so inform Lender in writing, in which event Lender's approval of the revised Schedule shall not be required. The revised Schedule shall identify with specificity Borrowers' requested changes and shall be accompanied by Borrowers' written statement of the reason for each change. If Lender's approval of the revised Schedule is required pursuant to this Section 6.16, Lender need make no further Disbursements unless and until Lender approves the revised Schedule. If Lender's approval of the revised Schedule is required pursuant to this Section 6.16, Lender may approve or disapprove the revised Schedule in its sole but reasonable discretion. Borrowers shall conduct the construction of any and all site and building improvements which are part of the Improvements (all collectively, the "Construction"), which, as to buildings, shall consist of the structural components, operating systems, tenant improvements and all other elements of such buildings, all in accordance with the Plans and Specifications, the Tranche A Approved Project Budget, the Tranche B Approved Project Budget, the Schedule and the other requirements of this Agreement, including, without limitation, the other requirements, subject only to Inconsequential Variances (as hereinafter defined) and Insignificant Setbacks. Borrowers shall complete the Construction on or before the Completion Date.

     6.17 Contractors/Architect Certificate. A certificate executed by Borrowers, the applicable Contractors, the applicable Architects or an engineer, as appropriate, containing the following: (i) a detailed list of the applicable Approved Plans; (ii) a statement that the applicable Approved Plans are complete in all material respects and that all Work and materials required for construction and completion of the Improvements, completed in accordance therewith, shall render the applicable Building ready for use and occupancy for its intended purposes in compliance with all applicable zoning laws, regulations and ordinances; (iii) a statement that the applicable Approved Plans were prepared in a manner consistent with accepted architectural practices and in full compliance with all applicable zoning, building, environmental protection, safety and health laws, ordinances and regulations applicable to the construction, use and operation of the applicable Project; (iv) a statement of all certificates, permits, licenses, consents and authorizations of governmental authorities which will be required for the performance of the

Work, and a statement that all such certificates, permits, licenses and other authorizations of governmental authorities which are necessary to permit the commencement of the Work have been obtained and are in full force and effect; and (v) a statement that to best knowledge and belief adequate sewer, water, electrical, power and other public and private utilities are available to the applicable Land in such capacities as to adequately service the applicable Project after the completion of the Improvements located thereon.

     6.18  Plans and Specifications/Approved Plans.

           (a) With respect to the Tranche A Projects, Borrowers have caused the applicable Architects to prepare working drawings, plans and specifications, design specifications, a construction schedule, and a site plan for the construction of the Tranche A Projects as dated and referenced on Exhibit "D-1" attached hereto and incorporated herein (the "Tranche A Approved Plans"). With respect to the Tranche B Project, Borrowers have caused the applicable Architect to prepare working drawings, plans and specifications, design specifications, a construction schedule, and a site plan for the construction of the Tranche B Project (collectively, the "Preliminary Plans"). Borrowers shall submit the Preliminary Plans to Lender for review and approval by Lender. Lender's approval of the Preliminary Plans may be withheld in Lender's sole discretion. Lender shall review the Preliminary Plans and thereafter notify Borrowers of Lender's approval or disapproval. Lender's approval of the Preliminary Plans shall be evidenced by its execution of Exhibit "D-2". The Tranche A Approved Plans and the working drawings, plans and specifications, design specifications, construction schedule and site plan for the Tranche B Project as approved by Lender (the "Tranche B Approved Plans"), in Lender's sole discretion, are collectively referred to herein as the "Approved Plans".

           (b) Notwithstanding anything contained herein: (i) any Disbursement prior to Lender's acceptance of the Approved Plans shall not be deemed to be a waiver of any requirement herein, and (ii) any Disbursement prior to Lender's acceptance of the Approved Plans shall not be deemed to require Lender to make any additional advance of Loan proceeds.

           (c) No changes shall be made to the Approved Plans without Lender's prior written consent, subject to (i) Extras and Upgrades pursuant to Approved Sales Contracts and (ii) inconsequential deviations from the Plans and Specifications in the nature of "field changes" that are not customarily the subjects of formal change orders in the commercial real estate development industry, and which do not, in Lender's reasonable judgment, impair the value of the Projects; such deviations being referred to herein as "Inconsequential Variances".

     6.19  Approved Budget(s).

           (a) With respect to the Tranche A Loan, Borrowers shall submit a detailed budget(s) for all Hard Costs and Soft Costs of the Tranche A Projects for Lender's approval ("Tranche A Preliminary Budget"), a copy of which is attached hereto as Exhibit "C-1" and made a part hereof. Lender's approval of the Tranche A Preliminary

     Budget will be predicated on, among other things, Lender's evaluation and opinion, in its sole discretion, of the adequacy, for each of the Tranche A Projects, of each of the individual line items comprising the Tranche A Preliminary Budget, including, but not limited to, an accounting and analysis of the line items previously paid and the amounts necessary to complete each of the Tranche A Projects. Among other considerations, Lender shall determine, in its sole discretion, that (i) the interest reserve line item(s) in the Tranche A Preliminary Budget will be adequate to cover anticipated interest costs for both the Tranche A Loan and the Tranche B Loan, and (ii) the hard cost contingency line item in the Tranche A Preliminary Budget will be adequate. Once the Tranche A Preliminary Budget is approved ("Tranche A Approved Budget"), which approval shall be evidenced by Lender's execution of Exhibit "C-1", subject to the provisions of Section 7.3 hereof, Borrowers must obtain Lender's additional prior written approval before any amendments are to be made to the Tranche A Approved Project Budget, unless a reallocation is allowed pursuant to
     Section 7.3(b) hereof. In no event shall the Tranche A Approved Project Budget contain any line items payable to Borrowers. In the event the total actual costs for any of the Tranche A Projects are less than the amount shown in the Tranche A Approved Project Budget for any such Tranche A Project, the Loan shall be reduced by the amount of such savings.

          (b) With respect to the Tranche B Loan, Borrowers shall submit a detailed budget for all Hard Costs and Soft Costs of the Tranche B Project for Lender's Approval ("Tranche B Preliminary Budget"), a copy of which is attached hereto as Exhibit "C-2" and made a part hereof. Lender's approval of the Tranche B Preliminary Budget will be predicated on, among other things, Lender's evaluation and opinion, in its sole discretion, of the adequacy, for the Tranche B Project, of each of the individual line items comprising the Tranche B Preliminary Budget. Among other considerations, Lender shall determine, in its sole discretion, that (i) the interest reserve line item in the Tranche A Preliminary Budget will be adequate to cover anticipated interest costs for the Tranche B Loan, and (ii) the hard cost contingency line item equals at least five percent (5%) of the hard construction costs line item in such budget. Once the Tranche B Preliminary Budget is approved ("Tranche B Approved Budget"), which approval shall be evidenced by Lender's execution of Exhibit "C-2", subject to the provisions of Section 7.3 hereof, Borrowers must obtain Lender's additional prior written approval before any amendments are to be made to the Tranche B Approved Project Budget, unless a reallocation is allowed pursuant to
     Section 7.3(b) hereof. In no event shall the Tranche B Approved Project Budget contain any line items payable to Borrowers. In the event the total actual costs for the Plaza 32 Project are less than the amount shown in the Tranche B Approved Project Budget, the Loan shall be reduced by the amount of such savings.

     6.20 Appraisals. Lender has received appraisals of each of the Projects in form and content acceptable to Lender (collectively, the "Appraisals"). The cost of said Appraisals shall be paid by Borrowers.

     6.21 Leases. In the event that any of the Buildings is occupied by tenants during the term of the Loan, all such tenancies shall be under the Approved Leases.

     6.22 Flood Hazards. Evidence satisfactory to Lender that the Projects are not located in an area designated as having special flood hazards, or if it is so located, satisfactory evidence that flood insurance, in form and amount acceptable to Lender, is in effect.

     6.23 Environmental Audit. Borrowers have has delivered to Lender Phase I Environmental Assessments of the Projects prepared by environmental counseling firms acceptable to Lender, which assessments are in form and substance acceptable to Lender. Borrowers shall pay the cost of such assessments. In connection with the review by Lender of evidence required under this Section 6.23, Lender shall have the right to independently hire consultants to perform tests and physical inspections of the Projects, order reports on the history of the Projects and do whatever else Lender deems necessary to determine whether the Projects are free from Hazardous Materials and whether, in Lender's sole and absolute discretion, there is an unacceptable risk of liability to Lender in connection with the past, present or future existence on or under the surface of the Projects of Hazardous Material, all at Borrowers' cost.

     6.24 Real Estate Tax Bills. A copy of the most recent real estate tax bills covering the Projects and Improvements currently thereon.

     6.25 Borrowers' Certificate. Borrowers' certificate that the representations and warranties made by Borrowers in this Agreement are true on and as of the date of each Disbursement.

     6.26 Construction Escrow Agreement. A copy of the executed Construction Escrow Agreement by and between the Title Company, Borrowers, Lender and the Contractors.

     6.27 Form of Sales Contract. A certified copy of the form of Unit sales contracts to be utilized by Borrowers.

     6.28 Form of Condominium Declaration For Units. A copy of the proposed form of condominium declaration for each of the Projects.

     6.29 Other Documents. Such other documents, assignments, certificates and opinions as shall be reasonably required by Lender or Lender's counsel.

                                   SECTION 7
                            DISBURSEMENT OF THE LOAN
                            ------------------------

     7.1 Disbursements. Lender shall disburse the Loan proceeds through the Title Company, pursuant to the Construction Escrow Agreement, based on a percentage of the Work completed in accordance with this Loan Agreement and the other Loan Documents. Borrowers shall not request and, subject to the provisions hereof, Lender shall not be required to make a Disbursement either directly or through the Title Company more frequently than once each calendar month for each Project. Lender may at any time take such action as it deems appropriate to verify that the conditions precedent to each Disbursement have been satisfied, including, but not limited to, verification of the amounts due under any construction contract relative to the Work. Borrowers agree to cooperate with Lender in any such action. If, in the course of any such verification, any amount shown on any construction contract, application for payment, sworn statement or waiver of lien is subject to a possible discrepancy, such discrepancy shall be resolved by Borrowers to Lender's satisfaction.
Lender shall not be obligated to disburse Loan proceeds following any Event of Default or Unmatured Default under this Agreement, any other Loan Document, or the Construction Escrow Agreement. Each request for Disbursement, excluding the Initial Disbursement or a Construction Disbursement made simultaneously to the Initial Disbursement, shall be made by a notice from Borrowers and addressed to Lender or its agent delivered at least ten (10) business days prior to the date of the requested Disbursement specifying in detail the amount and mode of each Disbursement and accompanied by the following, all in form and substance satisfactory to Lender, as appropriate, in its sole but reasonable discretion:

          a. Duplicate originals of an Owner's Sworn Statement and disbursement request in the form prescribed by Lender (which form shall also be acceptable to the Title Company);

          b. Duplicate originals of Contractors' Application and Certificate for Payment and Sworn Contractor's Statements in the form prescribed by Lender (which form shall also be acceptable to the Title Company), executed by each applicable Contractor and each subcontractor, and a statement of each applicable Contractor and each subcontractor that all items of construction cost have been incorporated into the Projects, in accordance with the Approved Plans;

          c. Waivers of lien with respect to all previous Disbursements and the current Disbursement from each applicable Contractor, each subcontractor and each materialman to whom payment is to be made; provided such waivers may be provided on a thirty (30) day delay basis if the Title Company agrees to issue the endorsement for the Title Policy required pursuant to subsection (g) hereof;

          d. If not previously delivered, evidence that all Permits required to perform such Work for which a Disbursement is being requested have been issued;

          e. Evidence (including invoices and contracts) satisfactory to Lender showing the propriety of each nonconstruction cost item for which payment is requested and such supporting data as Lender may require to enable Lender to verify the correctness of the items described in subsections (a) and (b) above;

          f. Duplicate originals of certificates of both the Architects, as applicable, and Consultant, in form and substance satisfactory to Lender, to the effect that each of them has made diligent investigation and that, based on such investigation, all construction to the date of the request for Disbursement has been completed and to the extent applicable in accordance with the Approved Plans, the Approved Budgets and the Sworn Statements, and certifying both the Architects' and the Consultant's approval of the request for Disbursement;

          g. The Title Company has issued an endorsement to the Title Policy extending and increasing the coverage to include the date and the amount of the requested Disbursement, insuring that the Mortgages are first and prior liens on the Projects, as applicable, subject only to the Permitted Exceptions with mechanic's lien coverage through the date that Work was last performed at the applicable Project pursuant to the Sworn Contractor's Statement; and

          h.  Such other documentation as Lender or the Title Company requires.

     Each request for Disbursement by Borrowers shall constitute (i) Borrowers' certification that the representations and warranties contained in Section 3 hereof are true and correct in all material respects as of the date of such request, except as Borrowers may have advised Lender in writing prior to such request, (ii) Borrowers' certification that Borrowers are in compliance with the conditions contained in Section 5, and (iii) Borrowers' representation and warranty to Lender that the Work and other items for which payment is requested have been incorporated into the Projects free of all liens and encumbrances other than Lender's first priority lien, and the value thereof is as estimated therein; to the best of Borrowers' knowledge, such Work and materials other than tenant improvements conform to the Approved Plans, this Agreement and all applicable Laws; and the requisitioned value of such Work and materials and the amounts of all other items of cost for which payment is requested by Borrowers have theretofore been in fact paid for in cash by Borrowers or the same are then due and owing by Borrowers. Approval by Lender of requests for advances shall not constitute an acceptance by Lender of the Work, materials or other items of cost for which payment is requested by Borrowers.

     Provided Lender receives complete and orderly draw requests, together with the appropriate lien waivers, Lender shall fund such requests within ten (10) business days; provided, absent Lender's gross negligence or willful misconduct, Lender shall not be liable for any losses due to its failure to fund draw requests within ten (10) business days. All disbursements shall be made by the Title Company directly to the applicable subcontractors, except for disbursements related to the Tranche B Loan which shall be disbursed directly to Paul H. Schwendener, Inc.

     Loan proceeds may be disbursed to pay incurred Hard Costs, including general contractor's overhead and profit, and developer's fee on a pro rata basis according to the percentage of the applicable Project complete or as otherwise required under the Plaza 32 Construction Contract. Contingency funds for each Project may be reallocated on a pro rata basis according to the percentage of the applicable Project complete. Loan proceeds may be disbursed to pay Soft Costs as they are incurred.

     7.2  Retainage.

          (a) Retainage Requirement. The amount of each Disbursement shall be the amount requested by Borrowers; provided, however, that Lender shall have the right to retain ten percent (10%) of each Hard Cost line item of each of the Approved Budgets (the "Retainage") until each such line item is completed. In addition, with respect to the Plaza 32 Project, Lender shall retain ten percent (10%) of the draw request for each Hard Cost line item in the Tranche B Approved Project Budget (the "Plaza 32 Project Retainage") until each line item is completed, provided that the aggregate amount of the Plaza 32 Project Retainage shall not exceed One Million One Hundred Thousand Dollars ($1,100,000); and provided further, that such Plaza 32 Project Retainage shall be subject to the progress release payments to be made pursuant to Section 5.7.1 of the Plaza 32 Construction Contract.

          (b) Release of Retainage. All Retainages held by Lender shall be released as follows:

               (i) Upon application by Borrowers, together with (1) a certificate in writing signed by Borrowers and the Contractors, as applicable, certifying that all Work to be performed in a Hard Cost line item category has been fully performed, and (2) the written approval of the Consultant, Lender shall, in Lender's sole but reasonable discretion, release the Retainage for such Hard Cost line item.

               (ii) Final disbursement of all Retainages not previously released shall be made upon satisfaction of the following conditions, in addition to satisfaction of all other conditions precedent for disbursement set forth in this Agreement:

                    (1) Borrowers have delivered to Lender (A) a certificate in writing signed by Borrowers and the Contractors, as applicable, certifying that all obligations of the Contractors, as applicable, and all subcontractors have been fully performed, including all punch-list items, and (B) a certificate in writing signed by Borrowers, as applicable, certifying that the construction of the Improvements have been completed in all respects and to the extent applicable in accordance with the Approved Plans and the use and occupancy of the Building is permitted under all applicable Laws;

                    (2) Lender has received a certificate in writing signed by the Consultant certifying that the construction of the Improvements has been completed and to the extent applicable in accordance with the Approved Plans and use and occupancy of the Buildings is permitted under all applicable Laws;

                    (3) Borrowers have delivered to Lender all Permits necessary for the use of the Projects as planned;

                    (4) Borrowers have delivered to Lender evidence that all
               equipment owned by Borrowers and required for the use and operation of the Buildings as intended has been installed free and clear of all liens and security interests except those granted to Lender or approved by Lender in writing;

                    (5) The Title Company is prepared to issue the final
               endorsement to the Title Policy;

                    (6) Borrowers have delivered to Lender final and
               unconditional waivers of lien from the Contractors and all subcontractors and materialmen who have supplied labor or material for the construction of the Projects.

          (d) Notwithstanding anything contained in this Section 7.2 to the contrary, in the event Lender elects in its sole and exclusive discretion to release the Retainage prior to completion of all punch-list items, Lender shall have the right, at its option, to retain an amount equal to one hundred twenty-five percent (125%) of the cost of punch-list items reasonably estimated by Lender until such time as such items are fully completed to the reasonable satisfaction of Lender.

     7.3  Balancing Requirement.

          (a) Balancing Determination. The Loan shall be deemed to be "Out of Balance" if (at any time during the term hereof) Lender determines, in Lender's sole but reasonable discretion, that the remaining amount available under the Loan is not or will not be sufficient to complete the Projects in accordance with the Approved Plans, pay interest on the Loan through completion of the Project, and to pay all costs and expenses set forth in the Approved Budgets, plus such additional amounts as Lender, in its sole and exclusive discretion deems necessary or reasonable to complete the Projects, including, without limitation, insufficient funds in the Interest Reserve(s) contained in the Approved Budgets, pay all liabilities and perform all obligations of Borrower hereunder. It is agreed that if, with respect to the Tranche A Approved Project Budget, the specific funds allocated to complete any of the Erie Tower Project, the Capitol Project or the Arthouse I Project are deemed by Lender, in its sole and absolute discretion, to be insufficient to complete said Projects, then the entire Loan shall be deemed to be Out of Balance, and/or if the Tranche B Loan is deemed to be Out of Balance, then the entire Loan shall be deemed to be Out of Balance. In the event Lender determines that the Loan is Out of Balance, then within ten (10) days after written notice thereof from Lender to Borrower, Borrower shall either provide Lender with a letter of credit in an amount and with terms satisfactory to Lender in its sole and absolute discretion, or deposit with Lender funds equal to the amount that Lender estimates that the Loan is or will be Out of Balance. The funds deposited by Borrower with Lender will be disbursed by Lender under the Loan through the construction escrow prior to any further Disbursements of the Loan proceeds. Any such amounts deposited with Lender shall be added to and made a part of the equity of Borrower in the Projects, and shall earn interest at Lender's ultimate money market account rate.

          (b) Changes Orders and Changes to Approved Budgets.

          (i) Borrowers agree to provide Lender with copies of all change orders, together with all additional documents that Lender may require, including, without limitation: (i) plans and specifications indicating the proposed change; (ii) a written description of the proposed change and related working drawings; (iii) a written estimate to the cost of the proposed change and the time necessary to complete it, including all changes to the Approved Budgets and the Schedule likely to result therefrom, and (iv) certificate of the applicable Architect with each request for change order to the effect that such change order is in compliance with all Laws.

          (ii) Without limitation of any other requirement for Lender's approval set forth in this Agreement, Borrowers shall obtain Lender's prior written approval or disapproval of any change in the Plans and Specifications (except for Inconsequential

     Variances), the Approved Budgets, the Schedule (except for Insignificant Setbacks) or any other requirements which:

               (1) could adversely affect the value of Lender's security; or

               (2) regardless of cost, involves a change in structure, design, function or exterior appearance of the Improvements (other than Inconsequential Variances); or

               (3) requires the approval of a Person other than Lender;

               (4) could delay completion of the Work beyond the Completion Date; or

               (5) would result in a net increase in the total amount of the Approved Budgets.

          (iii) (1) Tranche A Loan Reallocation: Borrowers shall have the right to reasonably reallocate sums between line items of the Tranche A Approved Project Budgets, provided that Lender is advised of such reallocation in a timely manner, the total amount of the Tranche A Approved Project Budget is not increased and the overall quality and functionality of any of the Tranche A Projects is not diminished; provided, however, that no reallocation from the interest reserve line item amount stated in the Tranche A Approved Project Budget shall be permitted without Lender's prior written approval; the contingency may only be reallocated as a percentage of total Hard Costs and Soft Costs expended, excluding the cost of Land acquisition; provided, further, that any cost savings in hard cost line items for any Tranche A Project may be reallocated to fund hard cost line items for any of the other Tranche A Projects.

               (2) Tranche B Loan Reallocation: Borrowers shall have the right to reasonably reallocate sums between line items of the Tranche B Approved Project Budget, provided that Lender is advised of such reallocation in a timely manner, the total amount of the Tranche B Approved Project Budget is not increased and the overall quality and functionality of the Tranche B Project is not diminished; the contingency may only be reallocated as a percentage of total Hard Costs and Soft Costs expended, excluding the cost of Land acquisition.

          (iv) Notwithstanding anything to the contrary contained in Section 7.3(b)(iii), no reallocation among line items in any of the Approved Budgets, other than the contingency line item, which exceeds One Hundred Thousand Dollars ($100,000) individually, or Five Hundred Thousand Dollars ($500,000) in aggregate, shall be permitted without Lender's prior written approval. For the purpose of the limits set forth in the proceeding sentence, a change in a line item shall only be counted once. For example, a decrease in the marketing/advertising line item of Seventy-Five Thousand Dollars ($75,000) and a corresponding increase in the architect/engineer line item shall be deemed to be an aggregate change of Seventy-Five Thousand Dollars ($75,000).

     7.5 Construction Escrow. Lender shall make Disbursements of the Loan through the Title Company in accordance with the provisions of the Construction Escrow Agreement. Notwithstanding the foregoing, Lender shall not be liable or obligated to Architects, Contractors, or any contractors, subcontractors, suppliers, materialmen, laborers, architects, engineers or any other parties for services or Work performed or for goods delivered in and upon the Land or employed directly or indirectly in the construction of the Improvements, or for any debts or claims whatsoever accruing in favor of any such parties and against Borrowers or others or against the Projects. It is expressly understood and agreed that Borrowers are not and shall not be agents of Lender for any purpose whatsoever. Without limiting the generality of the foregoing, although advances must be made by the Title Company directly to any contractor, subcontractor or supplier of labor and/or materials or any other party, such Disbursements shall not be deemed a recognition by Lender of any third party beneficiary status of any such person or entity. After the date of Initial Disbursement, all Project costs funded by Borrowers' equity contribution (as discussed above), or any other sources shall be disbursed through the Construction Escrow Agreement.

     7.6 Cost Overrun Recoupment. Notwithstanding anything herein to the contrary, provided that: (a) the Loan is not Out of Balance, including adequate funds remaining in the Interest Reserve to pay interest for the remaining term of the Loan; (b) there are no Events of Default or Unmatured Defaults then in existence under the Loan; and (c) there were cost overruns pertaining to the Projects which were paid for by Borrower ("Prior Covered Cost Overruns"), then Borrower may draw on the Loan to recoup Prior Covered Cost Overruns provided that the outstanding principal balance of the Loan, after such Disbursement and during the remaining term of the Loan, will not, in Lender's estimation and in its sole discretion, exceed the sum of (i) costs spent through that date on the Plaza 32 Project, less (ii) Nine Million Eight Hundred Thousand Dollars ($9,800,000), less (iii) Prior Covered Cost Overruns pertaining to the Plaza 32 Project, plus (iv) eighty percent (80%) of the value of the remaining Inventory in the Tranche A Projects, using the lesser of Pending Contract Prices or Pro Forma List Prices detailed in the pro-formas attached hereto as Exhibit "E"; provided further, the value of the remaining Inventory for the Tranche A Projects shall be less than Two Million Dollars ($2,000,000).

     Furthermore, if the budgeted amount for Extras and Upgrades for any Tranche A Project is exhausted, additional Extras and Upgrades shall be paid for by Borrower due to the resulting loan imbalance; provided, however Lender will fund the costs of such Extras and Upgrades to the extent the expected aggregate sale proceeds from the Tranche A Project in question, as estimated by Lender, in its sole but reasonable opinion, exceed the pro forma aggregate proceeds for such Project as detailed in Exhibit "E".

     If the budgeted amount for Extras and Upgrades for the Tranche B Project is exhausted, additional Extras and Upgrades shall be paid for by Borrower due to the resulting loan imbalance; provided, however Lender will fund the costs of such Extras and Upgrades to the extent the expected aggregate sale proceeds from the Tranche B Project, as estimated by Lender, in its sole but reasonable opinion, exceed the pro forma aggregate proceeds for the Tranche B Project as detailed in Exhibit "E".

     7.7 Material Storage. No Disbursement for material purchased by Borrowers but not yet installed or incorporated into the Projects shall be made without Lender's prior approval of the conditions under which such materials are purchased and stored. In no event shall any Disbursement be made unless the materials involved have been delivered to the Land or stored with a bonded warehouseman, with satisfactory evidence of security, insurance and suitable storage. In connection with such materials, Borrowers shall provide to Lender a copy of the bill of sale or other evidence of title in Borrowers, together with a copy of UCC searches against Borrowers and the warehouseman, if applicable, indicating no liens or claims which may affect such materials.

     7.8 Lender's Right to Reimbursement. Borrowers hereby authorize Lender to make advances of proceeds of the Loan directly to Lender for payment and reimbursement of all interest due hereunder and under the Note and all other charges, Costs and expenses (including, without limitation, Loan Expenses) required to be paid by Borrowers under this Agreement or any other Loan Document. Lender shall notify Borrowers in writing of each such Disbursement of proceeds; provided that Lender's failure to so notify Borrowers shall not be deemed a default by Lender hereunder or modify Lender's right to reimbursement hereunder.

                                   SECTION 8
                                    INTEREST
                                    --------

     8.1 Interest Rate. The principal balance of the Loan from time to time outstanding will bear interest at an annual rate equal to one percent (1%) above the Prime Rate (as defined in the Note) and adjusted from time to time as provided in the Note.

     8.2  Payments.

          (a) Principal and interest payments shall be due and payable at the times set forth in the Note, with a final payment of all principal and unpaid interest on the Maturity Date. Subject to the terms and provisions hereof and of the Note, interest payments may be made through periodic draws of Loan proceeds (which payments may be made by Lender outside of the Construction Escrow Agreement, provided that the Interest Reserve (as provided for in the Approved Budgets) is not exhausted.

          (b) Payments Related to Sales of Units: Provided that there is not then existing any Event of Default or any Unmatured Default, Lender agrees to release individual Units from the lien of the applicable Mortgage pursuant to the following terms and provisions:

               (i) Release of Residential Units and any parking spaces appurtenant thereto:

                    (A) That at the time of such partial release, there shall be no Event of Default or any Unmatured Default under the Note, the Mortgage, this Agreement or any of the other Loan Documents;

                    (B) The sale of the Residential Unit is subject to and
               closed in accordance with the terms of an Approved Sales
               Contract;

                     (C) Borrowers shall deliver to Lender a payment in the amount of the greater of (i) ninety-five percent (95%) of the Gross Sales Proceeds for such Residential Unit and any parking spaces appurtenant thereto; or (ii) ninety-five percent (95%) of the Pending Contract Price or Pro Forma List Price for such Residential Unit and any parking spaces appurtenant thereto; as the release price for each such Residential Unit and any parking spaces appurtenant thereto to be so released, which amounts shall be applied in accordance with the terms of the Note; provided if such amounts exceed an amount which would reduce the principal balance of the Loan to zero, such excess amounts after the principal balance of the Loan has been so reduced to zero shall be deposited into a strict joint order escrow with the Title Company to be disbursed to pay costs of construction under the Approved Budgets prior to the disbursement of additional funds under the Loan; and

                     (D) That any and all documents and agreements used in connection with any partial release pursuant to this Section 8.2(b) shall be in form and substance reasonably satisfactory to provide for the release of the appropriate portion of the Projects.

               (ii)  Release of Retail Units:

                     (A) That at the time of such partial release, there shall be no Event of Default or Unmatured Default under the Note, the Mortgage, this Agreement or any of the other Loan Documents;

                     (B) The sale of the Retail Unit is subject to and closed in accordance with the terms of an Approved Sales Contract;

                     (C) Borrowers shall deliver to Lender a payment in the amount of the greater of (i) ninety-two percent (92%) of the Gross Sales Proceeds for such Retail Unit; or (ii) one hundred percent (100%) of the Net Sales Proceeds for such Retail Unit; as the release price for each such Retail Unit to be so released, which amounts shall be applied in accordance with the terms of the Note; provided if such amounts exceed an amount which would reduce the principal balance of the Loan to zero, such excess amounts after the principal balance of the Loan has been so reduced to zero shall be deposited into a strict joint order escrow with the Title Company to be disbursed to pay costs of construction under the Approved Budgets prior to the disbursement of additional funds under the Loan; and

                     (D) That any and all documents and agreements used in connection with any partial release pursuant to this Section 8.2(b) shall be in form and substance reasonably satisfactory to provide for the release of the appropriate portion of the Projects.

               (iii) Release of Arthouse II Parcel:

                     (A) That at the time of such partial release, there shall be no Event of Default or Unmatured Default under the Note, the Mortgage, this Agreement or any of the other Loan Documents;

                     (B) Not less than twenty-four (24) of the Residential Units in the Arthouse I Project have been sold and closed pursuant to Approved Sales Contracts for sales prices equal to or greater than the Pro Forma List Prices set forth in Exhibit "E".

     8.3 Invalidated Payments. To the extent that Lender receives any payment on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of the Secured Obligations.

     8.4 Default Interest Rate. At any time following an Event of Default and until such Event of Default is cured, the principal amount of the Loan shall bear interest at the Default Interest Rate. In addition to the foregoing, Borrower shall pay to Lender a "late charge" as set forth in the Note.

                                   SECTION 9
                             REPAYMENT OF THE LOAN
                             ---------------------

     The Loan shall be paid in accordance with the terms and conditions of this Agreement, the Note and the other Loan Documents.

                                   SECTION 10
                              BORROWER'S COVENANTS
                              --------------------

     10.1 Construction. Borrowers shall cause the construction of the Projects to be diligently and expeditiously carried out in a good and workmanlike manner, and to the extent applicable substantially in accordance with the Approved Plans, and in accordance with all Laws. Without limiting the generality of the foregoing, Borrowers shall cause construction of the Improvements related to the Plaza 32 Project to be commenced on or before the date specified in Section 5.2, to continue without interruption until completion and to be completed in accordance with the Approved Plans on or before the Completion Date, without any further notice or opportunity to cure. Construction of the Projects shall not be deemed to be complete until Lender has verified in its sole but reasonable discretion that all space located within the Buildings can be used and occupied in accordance with all applicable Laws and is ready to be owned by unit owners or leased to tenants.

     10.2 Completion of Projects. As provided in Section 7.2, Borrowers shall deliver to Lender a certificate of each applicable Architect stating that the Projects have been completed in accordance with the Approved Plans and in accordance with all Laws.

     10.3 Change Orders. Borrowers shall not, without the prior written approval or disapproval of Lender, make or permit any changes in the Approved Plans and/or the Approved Budgets, except as reallocations in the Approved Budgets are expressly permitted pursuant to Section 7.3 hereof. Borrowers acknowledge that Lender may, at Lender's option, require the consent of the Consultant prior to approving any such change orders. Borrowers shall furnish Lender with a certificate of the Architect with each request for change order to the effect that such change order is in compliance with all applicable Laws. Borrowers shall also provide Lender with a copy of the change orders and such other information as Lender may require.

     10.4 Extras. No Extras shall be allowed to the Contractor or any subcontractor without the prior written consent of Lender which shall not be unreasonably withheld or delayed and the prior deposit by Borrowers with Lender of one hundred percent (100%) of the amount of such Extras, which amount shall be disbursed by Lender in payment for said Extras in the same manner as hereinbefore provided for the disbursement of the proceeds of the Loan.

     10.5 Amendments to Contracts. After approval by Lender in accordance with Sections 3.11, 3.12, and 3.13, neither Borrowers nor Contractors shall, without the prior written approval or disapproval of Lender, amend, modify or in any way change the Construction Contracts, Architect's Contracts, or any Subcontract.

     10.6 Inspection of the Projects. Borrowers shall permit at any reasonable time and from time to time inspection of the Projects by Lender or its agents.

     10.7 Mechanic's Lien Claims. Borrowers will not suffer or permit any mechanic's lien claims to be filed or otherwise asserted against the Projects or against any funds due any contractor or subcontractor, and Borrowers will promptly, and in any event within fifteen (15) days after receipt of notice of filing, discharge or cause to be discharged, the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided that in connection with any such lien or claim which Borrowers may in good faith desire to contest, Borrowers may contest the same by appropriate legal proceedings diligently prosecuted, but only if Borrowers shall furnish to Lender such security or indemnity as Lender requires to induce the Title Company to issue an endorsement to the Title Policy insuring over the exception created by such lien. Lender shall not be required to make any further Disbursements of the Loan until any mechanic's lien claims shown by the commitment for or any endorsement to the Title Policy furnished pursuant to this Agreement have been so insured against by the Title Company.

     10.8 Lender's Right to Discharge Lien Claims. With respect to the matters set forth in Section 10.7, if Borrowers shall (a) fail within said fifteen (15) days to discharge any asserted liens or claims, or (b) fail within said fifteen
(15) days to contest asserted liens or claims and to give security or indemnity in the manner provided in Section 10.7, or (c) having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the Title Company for its full amount, or (d) upon adverse conclusion of any such contest, fail within fifteen (15) days after the date of any such adverse conclusion of judgment to cause any judgment or decree to be satisfied and lien to be released, then Lender may, at its election, but shall not be required to, procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same, or may furnish such security or indemnity to any title company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute Disbursements of the proceeds of the Loan hereunder and shall bear interest from the date so disbursed until paid at the Default Interest Rate. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

     10.9 Insurance Premiums. Borrowers shall pay all premiums on all insurance policies required from time to time during the progress of construction, and shall furnish to Lender with premiums prepaid, additional and renewal insurance policies, premiums prepaid, in form and with companies, coverage, deductibles and amounts satisfactory to Lender not less than thirty (30) days before the expiration of any such policies. In the event of failure by Borrowers to provide such insurance, Lender may obtain such insurance policies on behalf of Borrowers and treat the amounts expended therefor as disbursements of Loan proceeds, and such amounts from the date so expended until paid shall bear interest at the Default Interest Rate.

     10.10 Financial Statements. Borrowers shall deliver, or cause to be delivered, to Lender a detailed monthly report showing the progress of construction of the Building, as well as Improvements. In addition, Borrowers shall deliver or cause to be delivered to Lender on at least an annual basis and at such other times as Lender may request financial information including but not limited to: (a) current financial statements of Borrowers and Guarantors within ninety (90) days after the end of each fiscal year on Lender's standard form or on such other form as Lender shall approve, setting forth the information therein required as of the immediately preceding fiscal year, containing income and expense statements and a balance sheet, prepared by Borrowers or a certified public accountant or accounting firm acceptable to Lender; (b) within ten (10) days of the filing thereof, federal income tax returns of Borrowers and Guarantors, all certified to be true, complete and correct by an authorized representative of Borrowers and Guarantors, as appropriate; (c) statements of revenues, expenses and cash flows relating to the Projects, and the most recent federal income tax return; and (d) such other information and reports, financial and otherwise, concerning Borrowers, Guarantors and the construction and operation of the Projects as Lender may reasonably request. Borrowers shall also deliver to Lender, within ten (10) days after the end of each calendar month, (x) current sales and closing status reports for the Projects in detail acceptable to Lender, (y) copies of any and all new Approved Sales Contracts, all as verified by Lender, and (z) a detailed schedule for the completion of the construction and leasing, if any, of the Projects, including, without limitation, a trade-by-trade breakdown of the estimated periods of commencement and completion of the specific Work to be completed on the Projects, all certified by Borrowers to be true, complete and correct.

     10.11 Notice of Material Adverse Change. Borrowers shall promptly deliver to Lender notice of the occurrence of any Event of Default or Unmatured Default, or any event which might have any material adverse effect on any security for the Loan or on Borrowers' ability to perform their obligations under this Agreement or any of the other Loan Documents.

     10.12 Liens. Except for (a) the Mortgages and other Loan Documents, (b) mechanic's liens which are bonded against to the satisfaction of Lender, (c) the Permitted Exceptions, (d) such other liens, claims or encumbrances reviewed and approved by Lender in writing, (e) Units released pursuant to the terms of the Loan Documents, Borrowers shall at all times own fee simple title to the Project free of all liens, claims and encumbrances, whether senior or junior to the Mortgages, other than the lien created by the Mortgages and the Permitted Exceptions.

     10.13 Borrowers' Obligation to Contest Liens. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, maintenance or operation of the Projects or any portion thereof, Borrowers will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision shall prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings. All such proceedings, and all of Lender's costs and reasonable fees and disbursements of Lender's counsel in connection with any such proceedings, whether or not Lender is a party thereto, shall be at Borrowers' expense, and all such costs and reasonable fees and disbursements incurred by Lender shall be deemed to be additional indebtedness due and payable hereunder, shall bear interest from the date so incurred until paid at the Default Interest Rate and shall be payable to Lender on demand.

     10.14 Prohibition of Transfer. Except for the sale of Residential Units, associated parking spaces and Retail Units, sold in the ordinary course of business as authorized under the Mortgages, Borrowers shall not, without Lender's prior written consent, suffer, permit or enter into any agreement for any sale or transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Project or permit any events prohibited under Section 3.09 of the Mortgages. Borrowers shall not enter any agreement to lease all or any portion of the Project, without Lender's prior written consent, which consent may be withheld in Lender's sole and absolute discretion. Any consent by Lender, or any waiver of an Event of Default under this Section 10.14, or of any other requirement contained in this Agreement or any of the other Loan Documents, shall not constitute a consent to or waiver of any right, remedy or power of Lender with respect to any subsequent Event of Default.

     10.15 Subcontracts. Upon Lender's request, Borrowers shall deliver to Lender a copy of each Subcontract entered into by the Contractor within five (5) days after the execution thereof.

     10.16 Real Estate Tax Escrow. In the event either (i) Borrowers are ever delinquent or late in making any required real estate tax payment related to the Projects when said taxes are due and payable, or (ii) there is an Event of Default hereunder, Borrowers, to provide for the payment of real estate taxes and assessments pertaining to the Project and to the extent permitted by applicable law, promise to pay monthly, in addition to the above payments, one-twelfth (1/12th) of One Hundred Ten Percent (110%) of the amount of the last ascertainable annual real estate taxes in such manner as Lender may prescribe, so as to provide for the current year's tax obligation. If the amount estimated to pay said taxes, assessments and other charges is not sufficient, Borrowers promise to pay the difference within ten (10) days following Lender's demand therefor. It shall not be obligatory upon Lender to inquire into the validity or accuracy of any of said items before making payments of the same and nothing herein contained shall be construed as requiring Lender to advance other monies for said purposes nor shall Lender incur any personal liability for anything it may do or omit to do hereunder. It is agreed that all such payments made, at the option of Lender, and subject to the provision of applicable law, shall: (a) be held in trust by it without earnings for the payment of such items; (b) be carried in a tax account for the benefit of Borrowers and withdrawn by Lender to pay such items; or (c) be credited to the unpaid balance of the indebtedness evidenced hereby as received, provided that Lender advances upon this obligation sums sufficient to pay said items as the same accrue and become payable. If such items are held in trust or carried in a tax account for Borrowers, the same are hereby pledged together with any other account of Borrowers or any Guarantor hereof held by Lender to further secure the indebtedness evidenced by this Note and any officer of Lender is authorized to withdraw the same and apply said sums as aforesaid. After full payment of all indebtedness owed hereunder and under the Mortgages, all amounts remaining in the escrow accounts, if any, shall be returned to Borrowers.

     10.17 Modification to By-Laws. Each Borrower shall not, without the prior written consent of Lender, amend or modify its by-laws.

     10.18 Signage and Advertising. Lender may, at Lender's sole option and expense, construct and maintain, in accordance with all applicable legal requirements, a sign at the Projects designating Lender as having provided financing for the Projects. Lender may also issue such press releases and otherwise publicize the financing described herein as Lender may elect, in its sole discretion.

     10.19 Approved Leases. Borrowers shall not execute any lease without written acknowledgment of Lender that the lease is an Approved Lease. Borrowers shall provide Lender with a copy of each proposed lease for all or a portion of the Projects, as well as any and all other information related thereto as requested by Lender. Lender shall endeavor to provide preliminary approval or disapproval of any proposed lease within three (3) business days of the receipt of all pertinent information needed for approval. Lender shall endeavor to provide final approval or disapproval of any proposed lease transaction within ten (10) business days of the receipt of final proposed lease documentation and any other information needed for its decision. Failure to disapprove any proposed lease within ten (10) business days shall be deemed an approval of such proposed lease by Lender.

     10.20 All contracts for the sale of Units which are or will be furnished to Lender qualify or will qualify as Approved Sales Contracts and to the best of Borrowers' knowledge, the Approved Sales Contracts are in full force and effect and are the legal and binding obligation of purchasers, enforceable in accordance with their terms.

     10.21 To induce Lender to execute and perform this Agreement, each Borrower hereby covenants, at all time from and after the date hereof and until all obligations of Borrowers have been paid in full, to maintain all of its operating accounts for the Projects with Lender (the "Operating Accounts"), to deposit any and all revenue associated with the Projects in such Operating Accounts (including, without limitation, all earnest money (subject to Section 2.6(iv) hereof) and/or advances against Extras) and to utilize such amounts to pay any and all operating expenses of the Projects and/or distributions related to the Projects from such Operating Accounts. Each such Operating Account shall be pledged to and for the benefit of Lender.

                                   SECTION 11
                            LOAN FEES; LOAN EXPENSES
                            ------------------------

     Borrowers acknowledge that Lender has fully earned a loan application fee of Fifty Thousand Dollars ($50,000). Said loan application fee has been paid and is non-refundable. In addition to the foregoing, Borrowers agree to pay (a) a commitment fee of One Hundred Thousand Dollars ($100,000) concurrent with the Initial Disbursement, such commitment fee is deemed paid and non-refundable, (b) a closing fee of One Hundred Thousand Dollars ($100,000) concurrent with the Initial Disbursement, such closing fee to be deemed paid and non-refundable upon disbursement, and (c) all expenses, charges, costs and fees of the Loan or relating to the performance of the Work and the development of the Project, including, without limitation, negotiation, documentation and Lender's attorneys' fees and expenses and court costs incurred in connection with the enforcement of the terms of the Loan Documents, consulting architect fees, appraisal fees, environmental assessment fees, insurance review fees, standard flood hazard determinations, travel expenses, processing fees, broker's fees, the fees charged by the Title Company and all costs of the Title Company, all recording fees and charges, title insurance charges and premiums, escrow fees, costs of surveys and of other bonds required by the Title Company in connection with clearing title to the Projects or the issuance of title reports, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents or otherwise related to the Loan (collectively, the "Loan Expenses"). In the event that the Loan Expenses are not paid to Lender within five (5) days after deemed therefor, the Loan Expenses shall bear interest from the date so incurred until paid at the Default Interest Rate then in effect under the Note and shall be paid by Borrowers to Lender upon demand, or may be paid by Lender at any time by disbursement of proceeds of the Loan. All Loan Expenses shall be payable by Borrowers regardless of whether there shall be any Disbursements of the Loan.

                                   SECTION 12
                            LENDER'S REPRESENTATIVES
                            ------------------------

     12.1 Consultant and Attorneys. Lender shall have the right to engage personnel in connection with negotiation, documentation, administration, servicing and enforcement of the Loan, including, without limitation, the Consultant, to (i) review and approve the Plans and Specifications, (ii) review and approve Borrowers' final construction budgets and perform cost analyses,
(iii) conduct monthly compliance inspections of the Improvements and report on the progress of construction thereof, (iv) inspect the structural, mechanical, electrical, plumbing, HVAC and roof systems comprising the Work, (v) review and approve applications for Disbursements and accompanying documents, (vi) review and approve all change orders, (vii) determine whether the Work has been completed substantially in accordance with the Approved Plans, (viii) issue reports and certificates to Lender, and (ix) perform tests and inspections and order reports on the Land in order to determine whether the Land is free from Hazardous Material, and (x) provide other reasonable services as requested by Lender. Any reasonable expense incurred by Lender pursuant to this Section 12.1 shall be Costs hereunder, shall be part of the Secured Obligations, shall be secured by the Collateral, and shall be payable on demand.

Borrowers shall pay all expenses incurred by Lender in connection with inspecting the Projects, including, without limitation, all reasonable fees and expenses charged by the Consultant, and shall cooperate with such personnel in all reasonable respects. Any amount not paid within ten (10) days after demand therefor shall bear interest at the Default Interest Rate.

     12.2 Waiver of Reliance by Borrowers. The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Projects, to procure waivers or sworn statements, to approve contracts, Subcontracts and purchase orders, and to approve Plans and Specifications, will be exercised and taken by Lender and by Consultant for Lender's protection only and may not be relied upon by Borrowers for any purposes whatever; and neither Lender nor Consultant shall be deemed to have assumed any responsibility to Borrowers with respect to any such action herein authorized or taken by Lender or Consultant or with respect to the proper construction of improvements on the Projects, performance of contracts, Subcontracts or purchase orders by any contractor, subcontractor or material supplier, or prevention of mechanics' liens from being claimed or asserted against the Projects. Any review, investigation or inspection conducted by Lender, Lender's Consultant or any other architectural or engineering consultants retained by Lender or any agent or representative of Lender to verify independently Borrowers' satisfaction of any conditions precedent to Disbursements under this Agreement, Borrowers' performance of any of the covenants, agreements and obligations of Borrowers under this Agreement, or the validity of any representations and warranties made by Borrowers hereunder (regardless of whether the party conducting such review, investigation or inspection shall have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (a) any of Borrowers' representations and warranties under this Agreement or Lender's reliance thereon, or (b) Lender's reliance upon any certifications of Borrowers, the Contractors or the Architects required under this Agreement or any other facts, information or reports furnished to Lender by Borrowers hereunder.

                                   SECTION 13
                                EVENT OF DEFAULT
                                ----------------

     The occurrence of any one or more of the following shall constitute an "Event of Default" for purposes of this Agreement:

          (a) Failure by Borrowers to pay any installment of principal or interest or any other amount payable pursuant to this Agreement (including, without limitation, any shortfall resulting from insufficient funds in the real estate tax reserve as stated in the Approved Budgets), the Note, the Mortgages, or any of the other Loan Documents after ten (10) days written notice from Lender any amount after the same becomes due and payable hereunder.

          (b) Failure by Borrowers after thirty (30) days written notice from Lender to promptly perform any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrowers under this Agreement which is not covered by any of the other provisions of this Section 13; provided that this period may be extended in the reasonable discretion of Lender for a maximum period of an additional thirty (30) days, provided Borrowers cannot cure the default within said original thirty (30) day period and Borrowers are diligently seeking to cure the item set forth in the notice.

          (c) If the Loan is deemed to be "Out of Balance" as determined in accordance with Section 7.3 hereof and Borrowers do not deposit funds with Lender in accordance with Section 7.3.

          (d) Any material inaccuracy or untruth in any representation, covenant or warranty contained in this Agreement or any of the other Loan Documents, or of any statement or certification as to facts delivered to Lender pursuant to any Loan Document.

          (e) A discontinuance of the construction of Improvements for a period of twenty (20) consecutive days regardless of cause, or any material delays from the Schedule, the result of which may be, in Lender's sole reasonable judgment, that the construction of the Buildings or such other Improvements will not be completed by the Completion Date.

          (f) If the Projects are not completed on or before the Completion Date, in accordance with Section 5.3 hereof.

          (g) Borrowers, any shareholder of Borrowers or any Guarantor files a bankruptcy petition, or is adjudicated a bankrupt or insolvent, or institutes as debtor (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or admits in writing his or its inability to pay his or its debts as they mature, or makes arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or other officer for all or any substantial part of the property of Borrowers, any shareholder of Borrowers, or any Guarantor which shall remain undismissed or undischarged for a period of sixty (60) days.

          (h) The bankruptcy or insolvency of any Contractor, any general contractor who is a substitute for any Contractor or any subcontractor who performs services in connection with the Projects under a Subcontract, the contract price of which exceeds $50,000, or the withdrawal of any of the foregoing from proceeding with the Work, and failure of Borrowers to procure a contract with a new general contractor or subcontractor satisfactory to Lender within sixty (60) days from the occurrence of such bankruptcy, insolvency or withdrawal.

          (i) A material adverse change in the financial condition of any Borrower or any Guarantor, or a material adverse change in the value of any Project and the failure of Borrowers to deliver to Lender other collateral satisfactory to Lender within twenty (20) days following written notice by Lender to Borrowers of such adverse change.

          (j) The written disapproval by Lender at any time of any Work for failure to comply with this Agreement or substantially to comply with the Approved Plans, and failure to cause the same to be corrected to the satisfaction of Lender within ten (10) days after the date of such disapproval.

          (k) A sale, transfer, lease, assignment, conveyance, lien or encumbrance made in violation of Section 10.14.

          (l) If the initial Construction Disbursement for the Plaza 32 Project has not been effected on or before October 1, 1999.

          (m) Failure of Borrowers for a period of thirty (30) days after Lender's written demand to procure the dismissal or disposition to Lender's satisfaction or in the manner otherwise permitted herein of any proceedings seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, maintenance or operation of any of the Projects, or any material portion thereof, as called for by the terms of this Agreement, or of any proceedings which could or might affect the validity or priority of the lien of the Mortgages or other security for the Loan or which could materially affect Borrowers' ability to perform its obligations under this Agreement.

          (n) The attachment, seizure, levy upon or taking of possession by any receiver, custodian or assignee for the benefit of creditors or all or a substantial part of the property of Borrowers; provided, however, that if Borrowers are taking steps to cure said default, same shall not be an Event of Default unless, in Lender's sole judgment, any of the Projects shall be threatened as security for the Loan.

          (o) The filing or threatened filing of any condemnation or administrative proceeding or litigation against any of the Projects or any casualty thereto which would in any way impair the completion of the Work or the full utilization of the Projects once completed; provided, however, that if Borrowers are taking steps to cure said default, same shall not be an Event of Default unless, in Lender's sole judgment, any of the Projects shall be threatened as security for the Loan.

          (p) The occurrence of any Default or Event of Default under any of the Note, the Mortgages or any of the other Loan Documents.

          (q) The termination of any Borrower as a corporation, whether voluntary, by operation of law, or otherwise, without Lender's prior written consent.

          (r) The death, bankruptcy, dissolution or adjudicated incompetency of any Guarantor. Borrowers and Lender hereby expressly agreeing that Lender would not make the Loan to Borrowers absent such guaranty, that such guaranty is a material inducement to Lender, and that such death, bankruptcy, dissolution or adjudication would be a material default hereunder, notwithstanding the adequacy of the Collateral.

          (s) In the event Sundance Homes, Inc. pays any dividends to its shareholders during the term of the Loan.

          (t) In the event Maurice Sanderman's total compensation from all sources in any calendar year during the term of the Loan exceeds One Million Dollars ($1,000,000).

          (u) In the event Sundance Homes, Inc. repays any portion of the Subordinated Debt in excess of the Eight Hundred Thousand Dollars ($800,000) repayment allowed under the terms of the Loan Documents.

                                   SECTION 14
                                    REMEDIES
                                    --------

     Upon the occurrence of any Event of Default, Lender, in addition to availing itself of any remedies conferred upon it by law and by the terms of the Note, the Mortgages and the other Loan Documents, may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

          a. Take possession of the Projects and do anything necessary or desirable in its sole judgment to complete the construction of the Work and equipping of the Buildings, including the right either to avail itself of and procure performance of any Subcontract or to let new or additional contracts with the same contractors or subcontractors or others, and to employ watchmen to protect the Projects from injury. Without restricting the generality of the foregoing, Borrowers hereby appoint and constitute Lender their lawful attorney-in-fact with full power of substitution in the premises (i) to complete construction of the Work and furnishing and equipping of the Buildings in the name of Borrowers; (ii) to use portions of the Loan or other funds which may be reserved, escrowed or set aside for any purposes hereunder at any time to complete the Projects; (iii) to make changes in the Plans and Specifications which shall be necessary to complete the Work; (iv) to retain or employ new general contractors, subcontractors, architects and inspectors as shall be required for said purposes; (v) to pay, settle or compromise all existing bills and claims, which may be liens or security interests or to avoid such bills and claims becoming liens against the Projects or security interests against any personal property located thereon, or as may be necessary or desirable for the completion of the construction of the Work and equipping of the Buildings or for the clearance of title; (vi) to execute all applications and certificates in the name of Borrowers which may be required by any of the Loan Documents; (vii) to prosecute and defend all actions or proceedings in connection with the Projects; (viii) to take such action and require such performance as it deems necessary under any of the bonds, to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith to execute instruments of release and satisfaction, it being understood that this power of attorney shall be a power coupled with an interest and cannot be revoked.

          b.   Withhold further Disbursements of proceeds of the Loan.

          c. Declare the unpaid indebtedness evidenced by the Note to be immediately due and payable.

          d. Foreclose the Mortgages and exercise any of the rights and remedies contained in this Agreement, the Note or any of the other Loan Documents or exercise any other rights and remedies that Lender may have at law or in equity.

          e. Apply the balance of any deposits made with Lender in the same manner as provided for payments under the Note, if applicable.

                                  SECTION 15
                                 MISCELLANEOUS
                                 -------------

     15.1 Form of Payments. All payments of principal and interest on the Loan shall be made to Lender in immediately available funds not later than noon Chicago time on the date such payments are to be made.

     15.2 Advances by Lender. If any advances or payments made by Lender pursuant to this Agreement or any other Loan Document, together with Disbursements of the Loan, shall exceed the aggregate face amount of the Note, all such advances and payments shall constitute additional indebtedness secured by the Mortgages and all other security for the Loan, and shall, after notice of said advance to Borrowers, bear interest at the Default Interest Rate.

     15.3 Documents of Further Assurance. Borrowers shall, upon request of Lender, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of, and security for, the Loan.

     15.4 Incorporation of Other Agreements. The provisions of the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, Lender shall have the right to elect, in its sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or Lender in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or
(b) any of the undertakings, agreements, covenants, warranties and representations of Borrowers contained in this Agreement or the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

     15.5 Lender's Right to Cure Defaults. If Borrowers fail to perform any of their obligations under this Agreement or any other Loan Document, or if any Event of Default shall occur hereunder, Lender may, but shall not be obligated to, perform such obligation or cure such Event of Default, and all amounts expended in so doing, as well as all Loan Expenses and other amounts paid or advanced by Lender, pursuant to the Loan Documents, shall constitute additional advances of the Loan, shall be secured by the Mortgages and all of the other Loan Documents, and shall bear interest at the Default Interest Rate.

     15.6 Amendments and Modifications. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrowers and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any other Loan Documents shall be effective unless set forth in writing signed by Lender, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any other Loan Documents, or to take action in the event of any breach of any such provision or Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all rights specified herein or provided by applicable law with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approval required under any of the Loan Documents must be in writing signed by Lender and directed to Borrowers. Borrowers expressly agree that for the purposes of this Agreement and each and every other Loan Document;
(i) this Agreement and each and every Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et.seq. (the "Act"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and
(iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act.

     15.7 Notices. Any notice which any party hereto gives to any other party hereunder shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient, from time to time, by notice in writing, designates to sender pursuant hereto. Any such notice shall be deemed to have been delivered two (2) business days after mailing by United States certified mail, return receipt requested, or when delivered in person, and receipted for, or upon receipt if sent by a nationally recognized overnight air courier.

To Borrowers:            At the address set forth in the first paragraph of this
                         Agreement

with a copy to:          Meltzer, Purtill & Stelle
                         1515 East Woodfield Road
                         Suite 250
                         Schaumburg, Illinois  60173
                         Attention: William J. Mitchell, Esq.
                         Fax: 847-330-1231

To Lender:               At the address set forth in the first paragraph of this
                         Agreement

with a copy to:          Holleb & Coff
                         55 East Monroe Street
                         Suite 4100
                         Chicago, Illinois  60603
                         Attention: Daniel Kohn, Esq.
                         Fax: 312-807-3900

Unless specifically required herein, notice of the exercise of any option granted to Lender by this Agreement is not required to be given.

     15.8 Successors and Assigns. The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender, its successors and assigns. The rights and obligations of Borrowers under this Agreement may not be assigned without the prior written consent of Lender, and any such purported assignment by Borrowers shall be null and void.

     15.9 GOVERNING LAW; LITIGATION. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF BORROWERS AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER EACH HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, OR THE STATE COURT LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.9.

     15.10 Indemnification. Borrowers agree to indemnify, defend and hold Lender, its successors, assigns, and participants (if any), harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys' fees, and expenses, and court costs) of whatever kind or nature which may be suffered, incurred or imposed on Lender by virtue of this Agreement (except for any of the aforementioned which arise solely out of Lender's gross negligence or willful misconduct), including, without limitation, any liability resulting from the release of any Hazardous Material from the Land into the environment or resulting from any other violation or alleged violations of law with respect to any Hazardous Materials at the Land; any brokerage commissions or finder's fees asserted against Lender with respect to the making of the Loan; any loss or damage incurred by Lender by reason of the construction of Borrowers and Lender as having the relationship of joint venturer or partners or Borrowers or Lender being deemed to have acted as agent for the other; and any loss or damages incurred by Lender as a result of the breach by Borrowers of any of their agreements, covenants, warranties or representations contained herein.

     15.11 Headings. The titles and headings of the sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

     15.12 No Joint Venture. Lender, by executing and performing this Agreement, does not become a partner or joint venturer with Borrowers. All inspections of the Projects herein provided for are for the sole benefit of Lender.

     15.13 Time of Essence. Time is of the essence with respect to the payment of all amounts due Lender under this Agreement and performance and observance by Borrowers of each covenant, agreement, provision and term of this Agreement.

     15.14 Invalidity. In the event any one or more of the provisions contained in this Agreement or in any of the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such Loan Document, and this Agreement and any such Loan Document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     15.15 Violation of Laws. Notwithstanding anything herein contained to the contrary, Lender will not be required to make any Disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

     15.16 Representation by Counsel. Borrowers hereby represent that they have been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; that Borrowers and their counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that they intend to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement or any other Loan Document.

     15.17 FAX Delivery. For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document, provided that an original of the faxed document was mailed by first class U.S. mail or personally delivered to the recipient, on the date of its transmission with proof of the fax transmission. At the request of either party, any FAX document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement.

     15.18 Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

     15.19 Jury Waiver. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF BORROWERS AND LENDER WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE

WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN EXECUTED COPY OF THIS AGREEMENT WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     15.20 No Third Party Beneficiaries. This Agreement is solely for the benefit of Lender, Borrowers and their respective permitted successors and assigns and nothing contained herein shall be deemed to confer upon any Person any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and its respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

     15.21 Survival of Commitment Letter. The Commitment Letter and the terms therein, shall survive closing; provided, however, in the event of a conflict between the terms of the Commitment Letter and the Loan Documents, the terms of the Loan Documents shall control.



                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

                              BORROWERS:

                              ERIE CENTER LOFTS, INC.,
                              an Illinois corporation


                              By:  /s/ Joseph R. Atkin
                                 --------------------------
                                       Joseph R. Atkin
                              Its Vice President and
                                  Chief Financial
                                  Officer


                              CAPITOL HILL LOFTS, INC.,
                              an Illinois corporation


                              By:  /s/ Joseph R. Atkin
                                 --------------------------
                                       Joseph R. Atkin
                              Its Vice President and
                                  Chief Financial
                                  Officer


                              SANGAMON LOFTS, INC.,
                              an Illinois corporation


                              By:  /s/ Joseph R. Atkin
                                 --------------------------
                                       Joseph R. Atkin
                              Its Vice President and
                                  Chief Financial
                                  Officer


                              MARATHON CENTER, INC.,
                              an Illinois corporation


                              By:  /s/ Joseph R. Atkin
                                 --------------------------
                                       Joseph R. Atkin
                              Its Vice President and
                                  Chief Financial
                                  Officer


                              LENDER:

                              CORUS BANK, N.A.


                              By:   /s/  Peter R. Freund
                                  -------------------------
                                    Its   Vice President
                                        -------------------

                                 EXHIBIT "A-1"

                              The Erie Tower Land
                              -------------------



P.I.N.
Commonly known as

                                 EXHIBIT "A-2"

                                The Capitol Land
                                ----------------



P.I.N.
Commonly known as

                                 EXHIBIT "A-3"

                               The Arthouse Land
                               -----------------




P.I.N.
Commonly known as

                                EXHIBIT "A-3-a"

                             The Arthouse II Parcel
                             ----------------------




P.I.N.
Commonly known as

                                 EXHIBIT "A-4"

                               The Plaza 32 Land
                               -----------------




P.I.N.
Commonly known as

                                  EXHIBIT "B"

                            The Permitted Exceptions
                            ------------------------

The following exceptions delineated on Schedule B of Title Commitment No. _________________ issued by _______________ Title Company :____________________.

                                 EXHIBIT "C-1"

                         The Tranche A Project Budget
                         ----------------------------




By its signature below, Lender has accepted and approved the above-referenced Tranche A Preliminary Budget as the "Tranche A Approved Project Budget".

CORUS BANK, N.A.

By__________________________
     Its____________________

                                 EXHIBIT "C-2"

                          The Tranche B Project Budget
                          ----------------------------




By its signature below, Lender has accepted and approved the above-referenced Tranche B Preliminary Budget as the "Tranche B Approved Project Budget".

CORUS BANK, N.A.

By___________________________
     Its_____________________

                                 EXHIBIT "D-1"

                The Tranche A Approved Plans and Specifications
                -----------------------------------------------

     The Plans and Specifications prepared by _________________________ for the Project titled ______________________________ Project No. _____ are hereby incorporated by reference.



By its signature below, Lender has accepted and approved the above referenced Preliminary Plans as the "Approved Plans".

CORUS BANK, N.A.

By__________________________
     Its____________________

                                 EXHIBIT "D-2"

                    The Tranche B Plans and Specifications
                    --------------------------------------

     The Plans and Specifications prepared by _________________________ for the Project titled ______________________________ Project No. _____ are hereby incorporated by reference.



By its signature below, Lender has accepted and approved the above referenced Preliminary Plans as the "Approved Plans".

CORUS BANK, N.A.

By__________________________
     Its____________________

                                  EXHIBIT "E"

               Pending Contract Prices and Pro Forma List Prices
               -------------------------------------------------

                                  EXHIBIT "F"
                                  -----------

                                   Schedule
                                   --------

                                       66